UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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HENRY SCHEIN, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE AND DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
VOTING OF PROXIES AND OTHER MATTERS
ANNUAL REPORT ON FORM 10-K
STOCKHOLDER PROPOSALS
Appendix A

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Henry Schein, Inc. (the “Company”), to be held at 9:00 a.m., on Tuesday, May 15, 2007 at the Melville Marriott Long Island, 1350 Old Walt Whitman Road, Melville, New York 11747.

The Annual Meeting will be held for the following purposes:

1. To consider the election of 13 directors of the Company for terms expiring in 2008.

2. To consider and act upon a proposal to amend and restate the Company’s 1994 Stock Incentive Plan.

3.	To consider the ratification of the selection of BDO Seidman, LLP (“BDO Seidman”) as the Company’s independent registered public accounting firm for the fiscal year ending December 29, 2007.

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 30, 2007 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

You may vote in person or by proxy. You may cast your vote by signing and dating the enclosed proxy exactly as your name appears thereon and promptly returning it in the envelope provided, which requires no postage if mailed in the United States. You also have the option to vote by proxy via the Internet or toll-free touch-tone telephone.

Instructions to vote via the Internet or by telephone are listed on your proxy card or on the information forwarded by your bank or broker. These procedures are designed to authenticate your identity as a stockholder and to allow you to confirm that your instructions have been properly recorded. If you vote over the Internet, you may incur costs that you will be responsible for such as telephone and Internet access charges. The Internet and telephone voting facilities will close at 7:00 p.m. Eastern Standard Time on May 14, 2007.

You may revoke your proxy by voting in person at the meeting, by written notice to the Secretary, or by executing and delivering a later-dated proxy via the Internet, by telephone or by mail, prior to the closing of the polls. Attendance at the meeting does not in itself constitute revocation of a proxy. All shares that are entitled to vote and are represented by properly completed proxies timely received and not revoked will be voted as you direct. If no direction is given, the proxies will be voted as the Board of Directors recommends.

Whether or not you expect to attend the meeting in person, your vote is very important. Please cast your vote regardless of the number of shares you hold. I believe that you can be proud, excited and confident to be a stockholder of Henry Schein. I look forward to discussing our plans for Henry Schein’s future at the Annual Meeting, and I hope to see you there.

STANLEY M. BERGMAN
Chairman and Chief Executive Officer

Melville, New York
April 10, 2007

HENRY SCHEIN, INC.
135 DURYEA ROAD
MELVILLE, NEW YORK 11747

PROXY STATEMENT

The Board of Directors of Henry Schein, Inc. (the “Company”) has fixed the close of business on March 30, 2007 as the record date for determining the holders of the Company’s common stock, par value $0.01, entitled to notice of, and to vote at, the 2007 Annual Meeting of Stockholders (the “Annual Meeting”). As of that date, 88,800,762 shares of common stock were outstanding, each of which entitles the holder of record to one vote. The Notice of Annual Meeting, this proxy statement and the enclosed form of proxy are being mailed to stockholders of record of the Company on or about April 10, 2007. A copy of our 2007 Annual Report to Stockholders is being mailed with this proxy statement, but is not incorporated herein by reference.

The presence, in person or by proxy, of the holders of a majority of the shares eligible to vote is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons eligible to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1), which is by plurality vote.

Abstentions will, in effect, be votes against the amendment and restatement of the Company’s Amended and Restated 1994 Stock Incentive Plan (Proposal 2) and against the ratification of the selection of the independent registered public accounting firm (Proposal 3), as these items require the affirmative vote of a majority of the shares present and eligible to vote on such items. Broker non-votes will not be considered votes cast on Proposals 2 or 3 and the shares represented by broker non-votes with respect to these proposals will be considered present but not eligible to vote on these proposals.

We engaged Innisfree M&A Incorporated to act as proxy solicitor in connection with the Annual Meeting, for a fee of approximately $12,500 (subject to increase if additional services are requested), plus reasonable expenses. We will pay all other expenses of this proxy solicitation. In addition to solicitation by mail, proxies may be solicited in person or by telephone or other means (including by our directors or employees without additional compensation). We will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in mailing proxy materials to the beneficial owners of shares held of record by such persons.

The enclosed proxy is solicited by the Board of Directors of the Company. It may be revoked at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company at Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747, by executing a subsequent proxy and delivering it to the Secretary of the Company or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has approved the thirteen persons named below as nominees for election at the Annual Meeting to serve as directors until the 2008 Annual Meeting of Stockholders and until their successors are elected and qualified. Directors will be elected by plurality vote. The enclosed proxy, if executed and returned, will be voted for the election of all of such persons except to the extent the proxy is specifically marked to withhold such authority with respect to one or more of such persons. All of the nominees for director currently serve as directors and were elected by the stockholders at the 2006 Annual Meeting. All of the nominees have consented to be named and, if elected, to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees. Set forth below is certain information, as of March 30, 2007, concerning the nominees:

Name	Age	Position

Barry J. Alperin	66	Director
Gerald A. Benjamin	54	Executive Vice President, Chief Administrative Officer, Director
Stanley M. Bergman	57	Chairman, Chief Executive Officer, Director
James P. Breslawski	53	President, Chief Operating Officer, Director
Paul Brons	65	Director
Dr. Margaret A. Hamburg	51	Director
Donald J. Kabat	71	Director
Philip A. Laskawy	65	Director
Norman S. Matthews	74	Director
Mark E. Mlotek	51	Executive Vice President, Corporate Business Development, Director
Steven Paladino	50	Executive Vice President, Chief Financial Officer, Director
Marvin H. Schein	65	Director
Dr. Louis W. Sullivan	73	Director

BARRY J. ALPERIN has been a director since 1996.  Mr. Alperin, a private consultant since 1995, served as Vice Chairman of Hasbro, Inc. from 1990 through 1995, as Co-Chief Operating Officer of Hasbro, Inc. from 1989 through 1990 and as Senior Vice President or Executive Vice President of Hasbro, Inc. from 1985 through 1989. Mr. Alperin served as a director of Seaman Furniture Company, Inc. from 1992 to 2001. He currently serves as a director of K’NEX Industries, Inc., The Hain Celestial Group, Inc. and K-Sea Transportation Partners L.P.

GERALD A. BENJAMIN has been our Executive Vice President and Chief Administrative Officer since 2000 and a director since 1994. Prior to holding his current position, Mr. Benjamin was Senior Vice President of Administration and Customer Satisfaction since 1993. Mr. Benjamin was Vice President of Distribution Operations from 1990 to 1992 and Director of Materials Management from 1988 to 1990. Before joining us in 1988, Mr. Benjamin was employed for thirteen years in various management positions at Estée Lauder, Inc., where his last position was Director of Materials Planning and Control.

STANLEY M. BERGMAN has been our Chairman and Chief Executive Officer since 1989 and a director since 1982. Mr. Bergman held the position of President of the Company from 1989 to 2005. Mr. Bergman held the position of Executive Vice President from 1985 to 1989 and Vice President of Finance and Administration from 1980 to 1985.

JAMES P. BRESLAWSKI has been our President and Chief Operating Officer since May 2005 and a director since 1992. Mr. Breslawski held the position of Executive Vice President and President of U.S. Dental from 1990 to April 2005, with primary responsibility for the North American Dental Group. Between 1980 and 1990, Mr. Breslawski held various positions with us, including Chief Financial Officer, Vice President of Finance and Administration and Corporate Controller.

PAUL BRONS has been a director since April 2005.  Between 1994 and 2002, Mr. Brons served as an executive board member of Akzo Nobel, N.V. From 1965 to 1994, Mr. Brons held various positions with Organon International BV, including President from 1983 to 1994 and Deputy President from 1979 to 1983. From 1975 to 1979, Mr. Brons served as the General Manager of the OTC operations of Chefaro. Both Organon and Chefaro operated within the Akzo Nobel group.

DR. MARGARET A. HAMBURG has been a director since 2003. Since 2005, Dr. Hamburg has served as Senior Scientist for the Nuclear Threat Initiative where she served as Vice President of Biological Programs from 2001 to 2004. From 1997 to 2001, Dr. Hamburg served as the Assistant Secretary for Planning and Evaluation, U.S. Department of Health and Human Services. From 1991 to 1997, Dr. Hamburg served as the Commissioner of Health for the City of New York. From 1988 to 1990, Dr. Hamburg held positions with the National Institute of Allergy & Infectious Diseases and the Office of Disease Prevention and Health Promotion, Office of the Assistant Secretary for Health, U.S. Department of Health and Human Services.

DONALD J. KABAT has been a director since 1996. Mr. Kabat was the Chief Financial Officer of Central Park Skaters, Inc. from 1992 to 1995 and the President of D.J.K. Consulting Services, Inc. from 1995 to 2006. From 1970 to 1992, Mr. Kabat was a partner in Andersen Consulting (now known as Accenture, Ltd.). Mr. Kabat currently serves on the Board of Directors of Phoenix House Development Fund.

PHILIP A. LASKAWY has been a director since 2002.  Mr. Laskawy joined the accounting firm of Ernst & Young LLP in 1961 and served as a partner in the firm from 1971 to 2001, when he retired. Mr. Laskawy served in various senior management positions at Ernst & Young including Chairman and Chief Executive Officer, to which he was appointed in 1994. Mr. Laskawy currently serves on the Board of Directors of Cap Gemini SA, General Motors Corporation, Loews Corporation and The Progressive Corporation.

NORMAN S. MATTHEWS has been a director since 2002.  Since 1989, Mr. Matthews has worked as an independent consultant and venture capitalist. From 1978 to 1988, Mr. Matthews served in various senior management positions for Federated Department Stores, Inc., including President from 1987 to 1988. Mr. Matthews currently serves on the Board of Directors of The Progressive Corporation and Finlay Fine Jewelry Corporation.

MARK E. MLOTEK has been Executive Vice President, Corporate Business Development since 2004 and was Senior Vice President of Corporate Business Development from 2000 to 2004. Prior to that, Mr. Mlotek was Vice President, General Counsel and Secretary from 1994 to 1999 and became a director in 1995. Prior to joining the Company, Mr. Mlotek was a partner in the law firm of Proskauer Rose LLP, counsel to us, specializing in mergers and acquisitions, corporate reorganizations and tax law from 1989 to 1994.

STEVEN PALADINO has been our Executive Vice President and Chief Financial Officer since 2000. Prior to holding his current position, Mr. Paladino was Senior Vice President and Chief Financial Officer from 1993 to 2000 and has been a director since 1992. From 1990 to 1992, Mr. Paladino served as Vice President and Treasurer and from 1987 to 1990 served as Corporate Controller. Before joining the Company, Mr. Paladino was employed as a public accountant for seven years, most recently with the international accounting firm of BDO Seidman. Mr. Paladino is a certified public accountant.

MARVIN H. SCHEIN has been a director since 1994 and has provided consulting services to us as an employee since 1982. Mr. Schein founded Schein Dental Equipment Corp. Prior to founding Schein Dental Equipment Corp., Mr. Schein held various management and executive positions with us.

DR. LOUIS W. SULLIVAN has been a director since 2003. Since 2002, Dr. Sullivan has been President Emeritus of Morehouse School of Medicine in Atlanta, Georgia. From 1993 to 2002, Dr. Sullivan was President of Morehouse School of Medicine. From 1989 to 1993, Dr. Sullivan served as U.S. Secretary of Health and Human Services. Dr. Sullivan currently serves on the Board of Directors of United Therapeutics Corporation, BioSante Pharmaceuticals, Inc. and Inhibitex, Inc.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THIS MATTER AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE PROPOSED

NOMINEES FOR DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED NOMINEES FOR DIRECTORS.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During the fiscal year ended December 30, 2006 (“fiscal 2006”), the Board of Directors held eight meetings. The Board of Directors has an Audit Committee, Compensation Committee, Nominating and Governance Committee and a Strategic Advisory Committee. During fiscal 2006, the Audit Committee held five meetings, the Compensation Committee held seven meetings, the Nominating and Governance Committee held three meetings and the Strategic Advisory Committee held four meetings. During fiscal 2006, each director attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which such directors served. Each of the committees of the Board of Directors acts pursuant to a separate written charter adopted by the Board of Directors.

Independent Directors

The Board of Directors has affirmatively determined that Messrs. Alperin, Brons, Kabat, Laskawy, and Matthews, and Drs. Hamburg and Sullivan are “independent,” as defined under Rule 4200 of The Nasdaq Stock Market (“Nasdaq”).

Independent directors, as defined under Nasdaq’s Rule 4200, meet at regularly scheduled executive sessions without members of management present.

Audit Committee

The Audit Committee currently consists of Messrs. Alperin, Kabat and Laskawy. All of the members of the Audit Committee are independent directors as defined under Nasdaq’s Rule 4200. The Board of Directors has determined that each of the members of the Audit Committee are “audit committee financial experts,” as defined under the rules of the Securities and Exchange Commission (“SEC”) and, as such, each satisfy the requirements of Nasdaq’s Rule 4350.

The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) our audits and (iii) the integrity of our financial statements on behalf of the Board of Directors, including the review of our consolidated financial statements and the adequacy of our internal controls. In fulfilling its responsibility, the Audit Committee has direct and sole responsibility, subject to stockholder approval, for the appointment, compensation, oversight and termination of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Additionally, the Audit Committee oversees those aspects of risk management and legal and regulatory compliance monitoring processes, which may impact our financial reporting. The Audit Committee meets at least four times each year and periodically meets separately with our management, internal auditor and the independent registered public accounting firm to discuss the results of their audit or review of the Company’s consolidated financial statements, their evaluation of our internal controls, the overall quality of the Company’s financial reporting, our critical accounting policies and to review and approve any related party transactions. We maintain procedures for the receipt, retention and the handling of complaints, which the Audit Committee established. The Audit Committee operates under a charter available on our Internet website at www.henryschein.com, under the Corporate Information-Corporate Governance caption.

Compensation Committee

The Compensation Committee currently consists of Messrs. Alperin, Kabat and Matthews. The Compensation Committee reviews and approves (i) all incentive and equity-based compensation plans, including, without limitation, option, restricted stock and restricted unit plans in which officers or employees may participate, (ii) the Company’s Employee Retirement Income Security Act and other employee and executive benefits plans, and all related policies, programs and practices and (iii) arrangements with executive officers relating to their employment relationships with the Company, including, without limitation, employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants. In addition, the Compensation Committee has overall responsibility for approving and evaluating the Company’s compensation and benefit plans, policies and programs. Each member of the Compensation Committee is an independent director as defined under Nasdaq’s Rule 4200, “non-employee director” as defined under the SEC’s rules and “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee may form subcommittees, consisting of members of the committee, and delegate authority to such subcommittees as it deems appropriate. The Compensation Committee operates under a charter available on our Internet website at www.henryschein.com, under the Corporate Information-Corporate Governance caption.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consultant. For 2006, the Compensation Committee retained the services of Pearl Meyer & Partners to assist with its review of the compensation package of the Chief Executive Officer and other executive officers. In addition, Pearl Meyer & Partners was retained to assist the Compensation Committee with several special projects, including advice on director compensation, the addition of restricted stock (and for certain non-U.S. employees, restricted stock units) to the Company’s Long-Term Incentive Program (“LTIP”), and assistance with the preparation of this proxy statement.

The Compensation Committee retains Pearl Meyer & Partners directly, although in carrying out assignments, Pearl Meyer & Partners also interacts with Company management when necessary and appropriate in order to obtain compensation and performance data for the executives and the Company. In addition, Pearl Meyer & Partners may, in its discretion, seek input and feedback from management regarding its consulting work product prior to presentation to the Compensation Committee in order to confirm alignment with the Company’s business strategy, identify data questions or other similar issues, if any, prior to presentation to the Compensation Committee. The Compensation Committee has authorized the Company’s Chief Administrative Officer to work with Pearl Meyer & Partners in managing the specific assignments made by the Compensation Committee.

The Compensation Committee annually reviews competitive compensation data prepared by Towers Perrin, a human resources consulting firm which provides a number of services to management. Additionally, the Compensation Committee uses the services of the Company’s legal counsel, Proskauer Rose LLP, for legal assistance from time to time, as needed.

The Compensation Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Messrs. Alperin, Laskawy and Sullivan. The purpose of the Nominating and Governance Committee is to identify individuals qualified to become Board of Directors members, recommend to the Board of Directors the persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders, determine the criteria for selecting new directors and oversee the evaluation of the Board of Directors and management. In addition, the Nominating and Governance Committee reviews and reassesses our corporate governance procedures and practices and recommends any proposed changes to the Board of Directors for its consideration. All of the members of the Nominating and Governance Committee are independent directors as defined under Nasdaq’s Rule 4200. The Nominating and Governance Committee operates under a charter available on the Company’s Internet website at www.henryschein.com, under the Corporate Information-Corporate Governance caption.

The Nominating and Governance Committee will consider for nomination to the Board of Directors candidates suggested by stockholders, provided that such recommendations are delivered to the Company, together with the information required to be filed in a proxy statement with the SEC regarding director nominees and each such nominee’s consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals. Our policy is to consider nominations to the Board of Directors from stockholders who comply with the procedures set forth in the Company’s Certificate of Incorporation for nominations at the Company’s Annual Meeting of Stockholders and to consider such nominations using the same criteria it applies to evaluate nominees recommended by other sources. To date, we have not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement.

In evaluating director nominees, the Nominating and Governance Committee currently considers the following factors:

•	the needs of the Company with respect to the particular talents, expertise and diversity of its directors;

•	the knowledge, skills, reputation and experience of nominees, including experience in business or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	familiarity with businesses similar or analogous to the Company; and

•	experience with accounting rules and practices, and corporate governance principles.

The Nominating and Governance Committee may also consider such other factors that it deems are in the best interests of the Company and its stockholders.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee, and discusses with the Board of Directors suggestions as to individuals that meet the criteria.

With the goal of increasing the effectiveness of the Board of Directors and its relationship to management, the Nominating and Governance Committee evaluates the Board of Director’s performance as a whole. The evaluation process, which occurs at least annually, includes a survey of the individual views of all directors, which are then shared with the full Board of Directors. In addition, each of the committees performs a similar annual self-evaluation.

Strategic Advisory Committee

The Strategic Advisory Committee currently consists of Messrs. Brons, Laskawy, Matthews and Drs. Hamburg and Sullivan. The purpose of the Strategic Advisory Committee is to provide advice to the Board of Directors and to our management regarding the monitoring and implementation of our corporate strategic plan, as well as general strategic planning. All of the members of the Strategic Advisory Committee are independent directors as defined under Nasdaq’s Rule 4200. The Strategic Advisory Committee operates under a charter available on our Internet website at www.henryschein.com, under the Corporate Information-Corporate Governance caption.

Stockholder Communications

Stockholders who wish to communicate with the Board of Directors may do so by writing to the Corporate Secretary of the Company at Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747. The office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the Nominating and Governance Committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate.

Our policy is to encourage our Board of Directors members to attend the Annual Meeting of Stockholders, and eleven of our thirteen directors attended the 2006 Annual Meeting of Stockholders.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, a copy of which is available on our Internet website at www.henryschein.com, under the Corporate Information-Corporate Governance caption. Our Corporate Governance Guidelines address topics such as (i) role of the Board of Directors, (ii) director responsibilities, (iii) Board of Directors composition, (iv) definition of independence, (v) committees, (vi) selection of Board of Directors nominees, (vii) orientation and continuing education of directors, (viii) executive session of independent directors, (ix) management development and succession planning, (x) Board of Directors compensation, (xi) attendance of directors at the Annual Meeting of Stockholders, (xii) Board of Directors access to management and independent advisors, (xiii) annual evaluation of Board of Directors and committees, (xiv) submission of director resignations and (xv) communicating with the Board of Directors.

Among other things, the Company’s Corporate Governance Guidelines provide that it is the Board of Directors’ policy to periodically review issues related to the selection and performance of the Chief Executive Officer. At least annually, the Chief Executive Officer must report to the Board of Directors on the Company’s program for management development and on succession planning. In addition, the Board of Directors and Chief Executive Officer shall periodically discuss the Chief Executive Officer’s recommendations as to a successor in the event of the sudden resignation, retirement or disability of the Chief Executive Officer.

The Company’s Corporate Governance Guidelines also provide that it is the Board of Directors’ policy that, in light of the increased oversight and regulatory demands facing directors, directors must be able to devote sufficient time to carrying out their duties and responsibilities effectively. Accordingly, directors should not serve on more than five other boards of public companies in addition to the Company’s Board of Directors.

Code of Business Conduct and Ethics

In addition to our Worldwide Business Standards applicable to all employees, we have adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer, Chief Financial Officer and Controller. The Code of Business Conduct and Ethics is posted on our Internet website at www.henryschein.com, under the Corporate Information-Corporate Governance caption. We intend to disclose on our website any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics that applies to the Chief Executive Officer, Chief Financial Officer or Controller.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of our common stock as of March 30, 2007 by (i) each person we know is the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (iii) each nominee for director of the Company, (iv) our Chief Executive Officer, our Chief Financial Officer and each of the other three most highly paid executive officers serving as of December 30, 2006 (the “Named Executive Officers”) and (v) all directors and executive officers as a group.

	Shares Beneficially Owned
		Percent of
Names and Addresses(1)	Number	Class

Barry J. Alperin(2)	91,541	*
Gerald A. Benjamin(3)	143,385	*
Stanley M. Bergman(4)	1,219,571	1.4%
James P. Breslawski(5)	387,770	*
Paul Brons(6)	13,791	*
Dr. Margaret A. Hamburg(7)	45,541	*
Donald J. Kabat(8)	84,541	*
Philip A. Laskawy(9)	63,541	*
Norman S. Matthews(10)	78,941	*
Mark E. Mlotek(11)	139,757	*
Steven Paladino(12)	340,705	*
Marvin H. Schein(13)	103,882	*
Dr. Louis W. Sullivan(14)	44,541	*
Neuberger Berman, Inc.(15)	4,948,636	5.6%
T. Rowe Price Associates, Inc.(16)	6,562,300	7.4%
Directors and Executive Officers as a Group (17 persons)(17)	3,201,050	3.5%

*	Represents less than 1%.

(1)	Unless otherwise indicated, the address for each person is c/o Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747.

(2)	Represents (i) 4,000 shares owned directly and over which he has sole voting and dispositive power, (ii) 4,132 shares of restricted common stock and (iii) outstanding options to purchase 83,409 shares that either are exercisable or will become exercisable within 60 days.

(3)	Represents (i) 11,320 shares owned directly and over which he has sole voting and dispositive power, (ii) 13,887 shares of restricted common stock, (iii) outstanding options to purchase 115,153 shares that either are exercisable or will become exercisable within 60 days and (iv) 3,025 shares of the Company held in a 401(k) account.

(4)	Represents (i) 7,875 shares that Mr. Bergman owns directly and over which he has sole voting and dispositive power, (ii) 20,573 shares of restricted common stock, (iii) outstanding options to purchase 8,266 shares that either are exercisable or will become exercisable within 60 days, (iv) 3,918 shares of the Company held in a 401(k) account, (v) 1,174,344 shares over which Marion Bergman, Mr. Bergman’s wife, and Lawrence O. Sneag have shared voting and dispositive power as co-trustees of the Stanley M. Bergman Continuing Trust dated September 15, 1994 and (vi) 4,595 shares over which Mr. Bergman’s sons have shared voting and dispositive power as trustees of a trust for the benefit of a third party, wherein Mr. Bergman is the grantor. Mr. Bergman disclaims beneficial ownership with respect to the 4,595 shares held in trust by his sons for the benefit of such third party.

(5)	Represents (i) 177,604 shares owned directly and over which he has sole voting and dispositive power, (ii) 16,976 shares of restricted common stock, (iii) outstanding options to purchase 190,070 shares that either are exercisable or will become exercisable within 60 days and (iv) 3,120 shares of the Company held in a 401(k) account.

(6)	Represents (i) 500 shares owned directly and over which he has sole voting and dispositive power, (ii) 4,132 shares of restricted common stock and (iii) outstanding options to purchase 9,159 shares that either are exercisable or will become exercisable within 60 days.

(7)	Represents (i) 1,000 shares owned directly and over which she has sole voting and dispositive power, (ii) 4,132 shares of restricted common stock and (iii) outstanding options to purchase 40,409 shares that either are exercisable or will become exercisable within 60 days.

(8)	Represents (i) 4,132 shares of restricted common stock, (ii) 2,000 shares held indirectly over which Mr. Kabat and his wife are co-trustees for the benefit of his wife and over which Mr. Kabat has shared voting and dispositive power and (iii) outstanding options to purchase 78,409 shares that either are exercisable or will become exercisable within 60 days.

(9)	Represents (i) 4,132 shares of restricted common stock, (ii) 4,000 shares owned indirectly by Mr. Laskawy’s wife over which he has shared voting and dispositive power and (iii) outstanding options to purchase 55,409 shares that either are exercisable or will become exercisable within 60 days.

(10)	Represents (i) 10,000 shares owned directly and over which he was sole voting and dispositive power, (ii) 4,132 shares of restricted common stock, (iii) 9,400 shares owned indirectly by Mr. Matthews# wife, Peter Banks and Harold Tanner as trustees of a trust for the benefit of Mr. Matthew’s wife over which he has shared voting and dispositive power and (iv) outstanding options to purchase 55,409 shares that either are exercisable or will become exercisable within 60 days.

(11)	Represents (i) 13,887 shares of restricted common stock, (ii) 800 shares owned indirectly by Mr. Mlotek’s children over which he has shared voting and dispositive power, (iii) options to purchase 123,355 shares that either are exercisable or will become exercisable within 60 days and (iv) 1,715 shares of the Company held in a 401(k) account.

(12)	Represents (i) 12,720 shares owned directly and over which he has sole voting and dispositive power, (ii) 13,887 shares of restricted common stock, (iii) outstanding options to purchase 311,080 shares that either are exercisable or will become exercisable within 60 days and (iv) 3,018 shares of the Company held in a 401(k) account.

(13)	Represents (i) 100,000 shares owned directly and over which he has sole voting and dispositive power and (ii) 3,882 shares of the Company held in a 401(k) account.

(14)	Represents (i) 500 shares owned directly and over which he has sole voting and dispositive power, (ii) 4,132 shares of restricted common stock and (iii) outstanding options to purchase 39,909 shares that either are exercisable or will become exercisable within 60 days.

(15)	The principal office of Neuberger Berman, Inc. is 605 Third Avenue, New York, New York 10158. The foregoing information regarding the stock holdings of Neuberger Berman, Inc. and its affiliates is based on a Schedule 13G filed by Neuberger Berman, Inc. with the SEC on February 13, 2007.

(16)	The principal office of T. Rowe Price Associates, Inc. (“Price Associates”) is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The foregoing information regarding the stock holdings of Price Associates and its affiliates is based on amended Schedule 13Gs filed by Price Associates with the SEC on February 14, 2007.

(17)	Includes (i) with respect to all directors and Named Executive Officers, (a) 1,628,792 shares, directly or indirectly, beneficially owned, including restricted common stock, (b) 18,678 shares of the Company held in 401(k) accounts and (c) options to purchase 1,110,037 shares that either are exercisable or will become exercisable within 60 days; and (ii) with respect to all executive officers that are not Named Executive Officers, (a) 56,742 shares, directly or indirectly, beneficially owned, including restricted common stock, (b) 8,902 shares of the Company held in 401(k) accounts and (c) options to purchase 377,899 shares that either are exercisable or will become exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers and directors are required under the Securities Exchange Act of 1934 (the “Exchange Act”) to file reports of ownership of common stock of the Company with the SEC. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2006 the executive officers and directors of the Company timely complied with all applicable filing requirements.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Strategy

The Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their performance, the Company’s performance and for creating longer term value for stockholders. The primary objectives of the program are to:

•	align rewards with performance that creates stockholder value;

•	support the Company’s strong team orientation;

•	encourage high potential team players to build a career at the Company; and

•	provide rewards that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board of Directors. Working with management and outside advisors, the Compensation Committee has developed a compensation and benefits strategy that rewards performance and behaviors and reinforces a culture that the Compensation Committee believes will drive long-term success.

The compensation program rewards team accomplishments while promoting individual accountability. The executive officer compensation program depends in significant measure on Company results, but business unit results and individual accomplishments are also very important factors in determining each executive’s compensation. The Company has a robust planning and goal-setting process that is fully integrated into the compensation system, enhancing a strong relationship between individual efforts, Company results, and financial rewards.

A major portion of total compensation is placed at risk through annual and long-term incentives. As shown in the Summary Compensation Table, in 2006 the sum of restricted stock awards, options, non-equity incentive plan compensation (annual incentive awards), and bonus represented between 56% and 64% of the Total Compensation for the Named Executive Officers. The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

We seek to provide competitive compensation that is commensurate with performance. We target compensation at the median of the market, and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

We seek to promote a long-term commitment to the Company by our senior executives. We believe that there is great value to the Company in having a team of long-tenure, seasoned managers. Our team-focused culture and management processes are designed to foster this commitment. In addition, the vesting schedules attached to restricted stock (three year performance-based vesting) and option awards (25% per year over four years time-based vesting) reinforce this long-term orientation.

Role of the Compensation Committee

General

The Compensation Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers. The Compensation Committee’s function is more fully described in its charter which has been approved by our Board of Directors. The charter is available on our Internet website at www.henryschein.com, under the Corporate Information-Corporate Governance caption.

When considering decisions concerning the compensation of executives, other than the Chief Executive Officer, the Compensation Committee asks for Mr. Bergman’s recommendations, including his detailed evaluation of each executive’s performance. No executive has a role in recommending compensation for outside directors.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of Pearl Meyer & Partners, an independent compensation consultant. In addition, the Compensation Committee annually reviews competitive compensation data prepared by Towers Perrin, a human resources consulting firm which provides a number of services to management. The Compensation Committee also uses the services of the Company’s legal counsel, Proskauer Rose LLP, for legal assistance from time to time, as needed.

Compensation Structure

Pay Elements — Overview

The Company utilizes four main components of compensation:

•	Base Salary — fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance;

•	Annual Incentive — variable pay that is designed to reward attainment of annual business goals, with target award opportunities generally expressed as a percentage of base salary;

•	Long-term Incentives — stock-based awards including options, restricted stock and restricted stock units; and

•	Benefits and Perquisites — includes medical, dental and life insurance benefits, retirement savings, car allowances and, in the case of Mr. Bergman, certain additional services.

Pay Elements — Details

Base Salary

The Compensation Committee annually reviews officer salaries and makes adjustments as warranted based on individual responsibilities and performance, Company performance in light of market conditions and competitive practice. Salary adjustments are generally approved and implemented during the first quarter of the calendar year. The 2006 salaries of the Named Executive Officers, other than Mr. Bergman, were increased by an average of 3.5% over 2005 levels. Salary increases for officers are generally consistent with those of other management employees. As part of its consideration of an amendment to Mr. Bergman’s employment agreement, approved by the Board of Directors on December 16, 2005, the Compensation Committee increased Mr. Bergman’s 2006 salary to $1,000,000 (15.1% over his 2005 salary).

Annual Incentive Compensation

Annual incentive compensation for each of the Company’s executive officers, other than Mr. Bergman, is paid under the Performance Incentive Plan (“PIP”) for such year. The components of the PIP are designed to reward the achievement of pre-established corporate, business unit and individual performance goals. At the beginning of each year, the Chief Executive Officer recommends to the Compensation Committee which officers should participate in the PIP for that year and, following review and approval by the Compensation Committee, such officers are notified of their participation. The Chief Executive Officer recommends to the Compensation Committee the PIP’s performance goals for executive officers, subject to the Compensation Committee’s review and approval, and determines such goals for participants who are not executive officers.

PIP awards for 2006 performance for the Named Executive Officers, other than Mr. Bergman, were established at the beginning of 2006 and were based on (i) the Company’s 2006 earnings per share measured against pre-established standards, as may be adjusted pursuant to the terms of the 2006 PIP (the “2006 EPS Target”), (ii) achievement of financial goals in their respective areas of responsibility (“Business Unit Financial Performance”) and (iii) achievement of individual objectives (“Individual Performance”).

The following table sets forth the weight (as a percentage of the PIP target award) for each component of the PIP awards for the Named Executive Officers, other than Mr. Bergman.

		Business Unit
	2006	Financial	Individual
Name and Principal Position	EPS Target	Performance	Performance

James P. Breslawski	30%	55%	15%
President and Chief Operating Officer
Steven Paladino	60%	20%	20%
Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Gerald A. Benjamin	40%	40%	20%
Executive Vice President and Chief Administrative Officer
Mark E. Mlotek	60%	20%	20%
Executive Vice President, Corporate Business Development

In March 2006, the Compensation Committee set the 2006 EPS Target at $2.11, representing the target goal designed to result in a PIP award payout equal to 100%. Pursuant to the 2006 PIP, the Compensation Committee is required to (i) adjust the PIP goals for acquisitions and new business ventures not initially considered when developing the target and (ii) exclude from the calculation of the 2006 EPS items of gain, loss or expense related to the disposal of a business or discontinued operations, capital transactions undertaken by the Company during the fiscal year, the Company’s repurchase of any class of its securities during the fiscal year or changes in accounting principles or changes in applicable law or regulations. Additionally, the Compensation Committee may adjust the EPS target in its discretion and/or award all or a portion of a PIP award (i) upon the attainment of any goals (including the applicable predefined goals) or (ii) regardless of whether the applicable predefined goals are attained. To account for unbudgeted acquisitions, the Compensation Committee increased the 2006 EPS Target from $2.11 to $2.14. Our actual 2006 EPS was $2.04, which resulted in a payout of 98% of PIP target based on the pre-established weighted formula set by the Compensation Committee under the 2006 PIP.

The Compensation Committee believes that the Business Unit Financial Performance and Individual Performance goals set each year are challenging and designed to properly motivate management but are attainable for talented executives. Achievement of these targets is substantially uncertain at the time such targets are established. The Compensation Committee sets the targets for PIP awards such that incentive compensation is paid at less-than-median of the market awards when Business Unit Financial Performance or Individual Performance goals are not fully achieved and greater-than-median awards when goals are exceeded.

During the first quarter of 2007, the Chief Executive Officer reviewed the relevant financial and operating performance achievements of the Company and its business units, as well as the individual performance of the participating officers, against the PIP performance goals that had been previously established, and submitted proposed PIP awards for the participating officers (other than the executive officers) to the Compensation Committee for approval. The Compensation Committee evaluated and approved PIP awards for the executive officers and, considered and approved, in its sole discretion, an additional amount to be awarded to certain executive officers, including the Named Executive Officers (other than Mr. Bergman). Such additional amounts were awarded to (i) reflect measured achievement of individual and business unit goals that were not initially considered when developing the targets for such executives and (ii) award such executive officers for their individual contributions to the Company’s growth in diluted earnings per share. The total PIP payments (including discretionary and non-discretionary portions) for 2006 for the four Named Executive Officers, other than Mr. Bergman, averaged

79.4% of salary. The discretionary portion of the PIP awards for the four Named Executive Officers, other than Mr. Bergman, averaged 11.7% of the actual PIP award amount paid to them.

PIP awards for the Named Executive Officers (other than the discretionary portion) appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.” The discretionary portion of such awards appears in the Summary Compensation Table in the column captioned “Bonus.”

Mr. Bergman’s annual incentive award is based on pre-established performance goals set under the Company’s Section 162(m) Cash Bonus Plan. Mr. Bergman’s 2006 award was based on the Company’s 2006 EPS target (weighted at 75% of his PIP award) and the average performance of the Company’s other executive officers with respect to their Business Unit Financial Performance and their Individual Performance (weighted at 25% of his PIP award).

The Compensation Committee awarded Mr. Bergman an annual bonus of $1,300,000 with respect to 2006 performance. In making its bonus determination, the Compensation Committee certified the achievement of the 2006 PIP performance goals that were set in March 2006 and evaluated the Company’s 2006 EPS Target (as adjusted) and the average bonuses earned by the Company’s executive officers (including the Named Executive Officers) in relation to their target bonus opportunities. Based on such achievements, Mr. Bergman was entitled to a bonus of $1,434,375. However, given the Company’s strong team-based approach and general philosophy regarding executive compensation, after discussion with Mr. Bergman, the Compensation Committee reduced Mr. Bergman’s 2006 PIP bonus to $1,300,000 to keep the bonus he received as a percentage of his target bonus consistent with the average of the bonus received as a percentage of the applicable target bonus awarded to each of the other Named Executive Officers. The decision to reduce the amount payable to Mr. Bergman is in no way a reflection on his performance.

Equity-Based Awards

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of the officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. Beginning in 2006, pursuant to the 2006 LTIP, the Compensation Committee replaced its practice of granting equity incentives solely in the form of options with a mix of 50% options and 50% restricted stock or restricted stock units. The stated percentages are based on value, with values for options being based on the Black-Scholes option pricing model. Allocating the equity grant value to be 50% options and 50% restricted stock provides equity grant values consistent with past awards while using fewer shares overall. It is designed to provide emphasis on preserving stockholder values generated in recent years while providing significant incentives for continuing growth in stockholder value. Except with respect to new hires, all grants are issued on the date they are approved by the Compensation Committee. In the case of new hires, grants are approved by the Compensation Committee for grant on the last business day of the fiscal quarter in which such grant was approved. The exercise price is always the grant date closing market price per share. The options use time-based vesting and vest in four equal annual installments beginning on the first anniversary of the grant date, provided that no termination of service has occurred. Awards of restricted stock granted to the Named Executive Officers use performance-based vesting and vest at the end of three years if certain Company performance goals are met, provided that no termination of service has occurred (“Performance-Contingent Restricted Shares”). Performance goals are tied solely to growth of the Company’s diluted earnings per share (“EPS”). These performance goals are consistent with the Company’s long-term earnings growth objectives. If the Company continues to perform at expected levels, it is likely that our executives will earn their target awards under the plan. Similar to the PIP, pursuant to the 2006 LTIP, the Compensation Committee is required to (i) adjust the PIP goals for acquisitions and new business ventures not initially considered when developing the target and (ii) exclude from the calculation of the 2006 EPS items of gain, loss or expense related to the disposal of a business or discontinued operations, capital transactions undertaken by the Company during the fiscal year, the Company’s repurchase of any class of its securities during the fiscal year or changes in accounting principles or changes in applicable law or regulations. Additionally, the Compensation Committee may adjust the EPS target in its discretion. To account for unbudgeted acquisitions, the Compensation Committee increased the three year EPS goal for the Performance-Based Contingent Restricted Shares by 1.2%.

Prior to 2006, Mr. Bergman did not receive equity grants. As part of its consideration of an amendment to Mr. Bergman’s employment agreement, approved by the Board of Directors on December 16, 2005, the Compensation Committee determined that it was appropriate to provide equity incentives to Mr. Bergman in a manner consistent with those granted to other Named Executive Officers.

Other Benefits and Perquisites

The Company’s executive compensation program also includes other benefits and perquisites. These benefits include annual matching contributions to executive officers’ 401(k) plan accounts, annual allocations to the Company’s Supplemental Executive Retirement Plan (“SERP”) accounts, company-paid medical benefits, automobile allowances and life insurance coverage. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices, the Company’s performance and the individual’s responsibilities and performance. In addition to the executive benefits and perquisites provided to other senior executives, Mr. Bergman is provided with administrative services, as well as a payment to cover income taxes resulting from his use of an automobile provided by the Company. The Compensation Committee has approved these other benefits and perquisites as a reasonable component of the Company’s executive officer compensation program. (See the “All Other Compensation” column in the Summary Compensation Table.)

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executive a measure of security in the minimum expected level of compensation, while motivating the executive to focus on business metrics that will produce a high level of short term and long-term performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual incentive program (i.e. the PIP and the 162(m) Cash Bonus Plan) and our LTIP likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For key executives, the mix of compensation is weighted heavily toward at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting pay at approximately the 50th percentile of the competitive market.

Pay Levels and Benchmarking

Pay levels for executives are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the executive officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits, using tools such as wealth creation tally sheets to review the total value delivered through all elements of pay.

The Compensation Committee assesses “competitive market” compensation using a number of sources. One of the data sources used in setting competitive market levels for the executive officers is the information publicly disclosed by a peer group of the Company, which will be reviewed annually and may change from year to year. The peer group of companies is engaged in the distribution and/or manufacturing of healthcare products or industrial equipment and supplies. The peer group of companies are Dentsply International Inc., MSC Industrial Direct Co., Inc., Omnicare, Inc., Owens & Minor, Inc., Patterson Companies, Inc., PSS World Medical, Inc. and W.W. Grainger, Inc. The Company also reviews comparative data supplied by Towers Perrin for companies with revenues between $4 billion and $8 billion.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual executives’ target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team.

Relative to the competitive market data, the Compensation Committee generally intends that the base salary and target annual incentive compensation for each executive will be at the median of the competitive market.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Conclusion

The level and mix of compensation that is finally decided upon is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

Post Termination and Change in Control

The Company has entered into an employment agreement with Mr. Bergman in order to ensure his continuing employment by the Company. This agreement currently extends through December 31, 2008, and may be renewed for successive three-year periods by the Company. The Board of Directors has determined that Mr. Bergman’s long-term commitment to the Company is a valuable asset to the organization. In conjunction with the negotiation of this agreement, the Company agreed to provide certain severance benefits to Mr. Bergman upon the termination of his employment both before and after a change in control. These benefits are described and quantified in the section entitled “Post Termination and Change in Control Arrangements” under Executive and Director Compensation.

The Company believes that a strong, experienced management team is essential to the best interests of the Company and its shareholders. The Company recognizes that the possibility of a change in control could arise and that such a possibility could result in the departure or distraction of members of the management team to the detriment of the Company and its shareholders. We have entered into Change in Control Agreements with Named Executive Officers, other than Mr. Bergman, in order to minimize employment security concerns arising in the course of negotiating and completing a significant transaction. These benefits, which are payable only if the executive is terminated by the Company without cause or the executive resigns for good reason within two years following a change in control, are enumerated and quantified in the section entitled “Post Termination and Change in Control Arrangements” under Executive and Director Compensation.

Stock Ownership Guidelines

The Company believes that, to align the interests of the executive officers and directors of the Company with the stockholders of the Company, the executive officers and directors of the Company should have a financial stake in the Company. In March 2006, the Board of Directors adopted a policy requiring each executive officer to own, no later than three years from the effective date of the policy, equity in the Company equal to a minimum of three times such executive officer’s annual base salary. Each director should own, no later than three years from the effective date of the policy, equity in the Company equal to a minimum of 100% of such director’s annual retainer. Newly appointed executive officers and directors will have three years from the date of their appointment to comply with the stock ownership policy. The Board of Directors will evaluate whether exceptions should be made for any executive officer or director on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Board of Directors. Equity includes: shares of any class of capital stock; shares of vested restricted stock; unexercised vested options, warrants or rights to acquire shares of capital stock; and securities that are convertible into shares of capital stock; provided that an amount equal to at least 20% of such director’s or executive officer’s annual base salary or annual retainer, as the case may be, must be owned by such director or executive officer in the form of shares of common stock. Further, executive officers may only sell up to one-half of the equity value above the ownership requirement.

Impact of Tax and Accounting

As a general matter, the Compensation Committee always considers the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under Statement of Financial Accounting Standards 123 (revised 2004) (“FAS 123R”), grants of options, restricted stock, restricted stock units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock and restricted stock units, the cost is equal to the fair value of the stock on the date of grant multiplied by the number of shares or units granted. For options, the cost is equal to the Black-Scholes value on the date of grant multiplied by the number of shares or units granted. This expense is amortized over the requisite service period, or vesting period of the instruments. The Compensation Committee also carefully considers the impact of using market conditions (e.g., share price or total stockholder return) as a performance metric under the LTIP, mindful of the fact that if the condition is not achieved, the accounting charge would not be reversible, although the Compensation Committee may grant compensation that does not constitute performance-based compensation under Section 162(m) of the Code if it considers appropriate and in the best interest of the Company. Grants under the 162(m) Cash Bonus Plan, option grants and awards of performance-based restricted stock are intended to be performance-based under Section 162(m) of the Code; although grants under the PIP are tied to the Company’s performance, these are not intended to meet the requirements under Section 162(m).

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to the chief executive officer and the next four highest compensated officers. Exceptions are made for qualified performance-based compensation, among other things. It is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans in this regard.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K.

THE COMPENSATION COMMITTEE
Barry J. Alperin, Chairman
Donald J. Kabat
Norman S. Matthews

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

Our executive officers and their ages and positions as of March 30, 2007 are:

Name	Age	Position

Gerald A. Benjamin	54	Executive Vice President, Chief Administrative Officer, Director
Stanley M. Bergman	57	Chairman, Chief Executive Officer, Director
James P. Breslawski	53	President, Chief Operating Officer, Director
Leonard A. David	58	Senior Vice President, Chief Compliance Officer
Stanley Komaroff	71	Senior Advisor
Mark E. Mlotek	51	Executive Vice President, Corporate Business Development, Director
Steven Paladino	50	Executive Vice President, Chief Financial Officer, Director
Michael Racioppi	52	President, Medical Group
Michael Zack	54	President, International Group

The biographies for Messrs. Benjamin, Bergman, Breslawski, Mlotek and Paladino follow the table listing our directors under “Proposal 1 — Election of Directors” above. Biographies for our other executive officers are:

LEONARD A. DAVID has been Senior Vice President and Chief Compliance Officer since March 2006. Mr. David held the position of Vice President and Chief Compliance Officer from March 2005 to March 2006. Mr. David held the position of Vice President of Human Resources and Special Counsel from 1995 to March 2005. Mr. David held the office of Vice President, General Counsel and Secretary from 1990 to 1995 and practiced corporate and business law for eight years prior to joining us.

STANLEY KOMAROFF has been Senior Advisor since 2003.  Prior to joining us, Mr. Komaroff was a partner for 35 years in the law firm of Proskauer Rose LLP, counsel to the Company. He served as Chairman of that firm from 1991 to 1999.

MICHAEL RACIOPPI has been President of the Medical Group since 2000 and Interim President since 1999. Prior to holding his current position, Mr. Racioppi was Vice President from 1994 to 1999, with primary responsibility for the Medical Group and the marketing and merchandising groups. Mr. Racioppi served as Vice President and as Senior Director, Corporate Merchandising from 1992 to 1994. Before joining us in 1992, Mr. Racioppi was employed by Ketchum Distributors, Inc. as the Vice President of Purchasing and Marketing.

MICHAEL ZACK has been President of our International Group since March 2006. Mr. Zack held the position of Senior Vice President of the International Group from 1989 to March 2006. Mr. Zack was employed by Polymer Technology (a subsidiary of Bausch & Lomb) as Vice President of International Operations from 1984 to 1989 and by Gruenenthal GmbH as Manager of International Subsidiaries from 1975 to 1984.

Summary Compensation Table for Fiscal 2006

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(4)	Earnings(5)	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)		($)

Stanley M. Bergman	2006	$1,000,000	$0	$164,882	$103,696	$1,300,000	$0	$249,579	(6)	$2,818,157
Chairman and Chief Executive Officer (Principal Executive Officer)
James P. Breslawski	2006	$513,401	$51,275	$136,026	$446,591	$338,725	$0	$53,319	(7)	$1,539,337
President and Chief Operating Officer
Steven Paladino	2006	$399,433	$24,507	$111,292	$370,675	$295,493	$0	$49,272	(8)	$1,250,672
Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Gerald A. Benjamin	2006	$396,207	$32,075	$111,292	$359,110	$287,925	$0	$49,742	(9)	$1,236,351
Executive Vice President and Chief Administrative Officer
Mark E. Mlotek	2006	$395,669	$51,002	$111,292	$359,110	$268,998	$0	$49,699	(10)	$1,235,770
Executive Vice President, Corporate Business Development

(1)	Represents, other than with respect to Mr. Bergman, that portion of the executive’s annual bonuses paid under the PIP that was awarded in the discretion of the Compensation Committee. See “Compensation Structure — Pay Elements — Details — Annual Incentive Compensation” under the Compensation Discussion and Analysis for a description of the PIP.

(2)	Represents restricted stock awards valued based on compensation cost of the award over the requisite service period, as described in FAS 123R. Such amount includes additional shares of performance-based restricted stock which we estimate will be issued relating to the 2006 restricted stock grant under the 2006 LTIP. The method and assumptions used to determine the compensation cost of the award over the requisite service period are discussed in Note 12 to our consolidated financial statements in our annual report on Form 10-K filed on February 28, 2007.

(3)	Represents options valued based on compensation cost of the award over the requisite service period, as described in FAS 123R. The method and assumptions used to determine the compensation cost of the award over the requisite service period are discussed in Note 12 to our consolidated financial statements in our annual report on Form 10-K filed on February 28, 2007.

(4)	Represents annual bonuses paid under the PIP, or with respect to Mr. Bergman, under the Company’s Section 162(m) Cash Bonus Plan (formerly known as the 2001 Section 162(m) Cash Bonus Plan).

(5)	Represents the above-market or preferential portion of the change in value of the executive officer’s account under our SERP Plan. See “Compensation Structure — Pay Elements — Details — Other Benefits and Perquisites” under Compensation Discussion & Analysis for a description of our SERP.

(6)	Includes the following: (i) $10,295 of automobile expenses; (ii) $149,647 for the cost of providing administrative services to Mr. Bergman; (iii) $1,421 for the cost of providing telephone services; (iv) $10,295 as a payment to Mr. Bergman to cover the tax incurred resulting from his use of the Company provided automobile; (v) $11,698 matching contribution under 401(k); (vi) $7,922 excess life insurance premiums and (vii) $58,301 SERP contributions. The amount totaling $161,363 (under items (ii), (iii) and (iv) above) was included on Mr. Bergman’s W2 as additional compensation for which he is responsible for paying the applicable taxes.

(7)	Includes the following: (i) $18,000 automobile allowance; (ii) $5,766 matching contribution under 401(k); (iii) $2,660 excess life insurance premiums; (iv) $25,037 SERP contribution and (v) $1,856 in entertainment and travel vouchers.

(8)	Includes the following: (i) $18,000 automobile allowance; (ii) $5,236 matching contribution under 401(k); (iii) $1,337 excess life insurance premiums; (iv) $22,724 SERP contribution and (v) $1,975 in entertainment and travel vouchers.

(9)	Includes the following: (i) $18,000 automobile allowance; (ii) $5,193 matching contribution under 401(k); (iii) $2,034 excess life insurance premiums; (iv) $22,540 SERP contribution and (v) $1,975 in entertainment and travel vouchers.

(10)	Includes the following: (i) $18,000 automobile allowance; (ii) $5,186 matching contribution under 401(k); (iii) $2,028 excess life insurance premiums; (iv) $22,510 SERP contribution and (v) $1,975 in entertainment and travel vouchers.

Employment Agreements

Chief Executive Officer

The Company and Stanley M. Bergman entered into an employment agreement, dated as of January 1, 2003, as amended on December 16, 2005, providing for his continued employment as our Chairman of the Board of Directors and Chief Executive Officer until December 31, 2008, subject to successive three-year extensions as provided in his employment agreement. Mr. Bergman’s annual base salary is set in accordance with the terms of his employment agreement. In addition, his employment agreement provides for incentive compensation to be determined by the Compensation Committee or the Board of Directors. See “Compensation Structure — Pay Elements — Details — Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion on stock awards and option awards. See “Compensation Structure — Pay Elements — Details — Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on non-equity incentive plan compensation. His employment agreement also provides that Mr. Bergman will be entitled to participate in all benefit, welfare, perquisite, equity or similar plans, policies and programs generally available to our senior executive officers.

Post Termination and Change in Control Arrangements

Chief Executive Officer

Pursuant to his employment agreement, if Mr. Bergman’s employment with us is terminated (i) by us without cause, (ii) by Mr. Bergman for good reason, (iii) as a result of his disability or (iv) as a result of a non-renewal of the employment term by us, Mr. Bergman will receive all amounts then owed to him as salary and deferred compensation and all benefits accrued and owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company. In addition, Mr. Bergman will receive, as severance pay, a lump sum equal to 200% of his then annual base salary plus 200% of Mr. Bergman’s average annual incentive compensation paid or payable with respect to the immediately preceding three fiscal years, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each pension plan maintained by us if we had continued contributions until the end of the year of the termination, less Mr. Bergman’s vested account balance or accrued benefits under each pension plan. Under such circumstances, for a period of two years after termination, Mr. Bergman shall also be entitled to (i) an office comparable to that used by him prior to termination and related office support, including making available the services of one executive assistant and (ii) use of an automobile for two years.

If Mr. Bergman resigns within one year following a change in control of the Company or if Mr. Bergman’s employment is terminated by us without cause within one year following a change in control or during a specified period in advance of a change in control, Mr. Bergman will receive, as severance pay, in lieu of the foregoing, 300% of his then annual base salary plus 300% of Mr. Bergman’s incentive compensation paid or payable with respect to whichever of the immediately preceding two fiscal years of the Company ending prior to the date of termination was higher, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each pension plan maintained by us if we had continued contributions thereunder until the end of the year of the termination, less Mr. Bergman’s vested account balance or accrued benefits under each pension plan upon a change in control, and all unvested outstanding options and shares of restricted stock shall become fully vested. Additionally, under such circumstances, for a period of three years after termination, Mr. Bergman shall be entitled to an office comparable to that used by him prior to termination and related office support, including making available the services of one executive assistant. In such event, Mr. Bergman is also entitled to use of an automobile for two years after termination following a change in control or for three years after termination if he terminates his employment within one year following a change in control. If any amounts owed to Mr. Bergman are subject to the excise tax imposed by Section 4999 of the Code, we will pay Mr. Bergman an additional amount such that the amount retained by him, after reduction for such excise tax, equals the amounts owed to him prior to imposition of the excise tax.

Unless his employment agreement is terminated for cause or pursuant to Mr. Bergman’s voluntary resignation, we will continue the participation of Mr. Bergman and his family in the health and medical plans, policies and programs in effect with respect to our senior executive officers and their families after the termination or expiration of his employment agreement, with coverage for Mr. Bergman and his spouse continuing until their respective deaths, and coverage for his children continuing until the earlier of the date they reach the age of 28 or when they complete graduate studies and will provide Mr. Bergman with use of an automobile for two years after termination.

Mr. Bergman is subject to restrictive covenants, including non-solicitation and non-compete provisions, while he is employed by us and for specified periods of time thereafter. Pursuant to such provisions in his employment agreement, Mr. Bergman shall not, directly or indirectly, engage in any activity competitive with a material segment of the Company’s business or recruit, solicit or induce any employee of the Company to terminate their employment with the Company, during Mr. Bergman’s employment term and (i) for one year thereafter if his employment is terminated (a) by us without cause, (b) by Mr. Bergman for good reason, (c) as a result of his disability, or (d) by Mr. Bergman by giving 30 days’ notice within one year following a change in control, or (ii) until the later of (a) the second anniversary of the expiration of his employment term and (b) his termination date if such termination is by us for Cause or due to Mr. Bergman terminating his employment by giving 180 days’ notice. We may, at our option, extend the initial one-year term of the non-compete described by clause (i) above for an additional year if we provide Mr. Bergman notice of such extension no later than 180 days prior to expiration of the term and we pay Mr. Bergman 100% of his annual base salary in effect on his date of termination. Mr. Bergman is also subject to confidentiality provisions.

Other Named Executive Officers

We have entered into change in control agreements with the Named Executive Officers, other than Mr. Bergman, that provide that if the executive’s employment is terminated by us without cause or by the executive for good reason within two years following a change in control of the Company, we will pay and provide the executive with (i) severance pay equal to 300% of the sum of the executive’s then base salary and target bonus, (ii) a pro rata annual incentive award at a target level for the year in which termination occurs, (iii) immediate vesting of all outstanding options and non-qualified retirement benefits, (iv) elimination of all restrictions on any restricted or deferred stock awards, (v) settlement of all deferred compensation arrangements in accordance with the applicable plan and (vi) continued participation in all of our welfare plans for 24 months (provided that such coverage will terminate when the executive receives substantially equivalent coverage from a subsequent employer) at the same level of participation for each executive on the termination date. Notwithstanding the foregoing, if an executive’s employment is terminated by us without cause or by the executive for good reason, in either case, (i) within 90 days prior to a change in control or (ii) after the first public announcement of the pendency of the change in control, the executive will be entitled to the benefits described above. In the event any payments to the executive become subject to the excise tax imposed by Section 4999 of the Code, we will pay the executive an additional amount such that the amount retained by the executive after reduction for such excise tax equals the amount to be paid to the executive prior to imposition of the excise tax.

Post Termination and Change in Control Calculations

The amounts set forth in the table below shall be paid to the Named Executive Officers in the event such Named Executive Officer’s employment is terminated by the Company under the various scenarios set forth below.

			Acceleration
		Continuation of	and	Settlement of
		Medical/Welfare	Continuation	Deferred		Excise	Total
	Cash	Benefits (Present	of Equity	Compensation	Other	Tax	Termination
Name and Principal Position	Payment	Value)	Award(1)	Arrangements	Compensation	Gross-Up	Benefits

Stanley M. Bergman
Chairman and Chief Executive Officer (Principal Executive Officer)
Company termination for cause or resignation other than for good reason	$76,923	$0	$0	$775,508	$0	n/a	$852,431	(2)
Company termination without cause or due to disability, voluntary resignation following good reason, non-renewal of employment contract	$5,511,897	$240,230	$0	$775,508	$416,556	n/a	$6,944,191	(3)
Executive terminates agreement or is terminated without cause within one year after the change in control or executive terminates agreement during specified period before change in control	$7,880,859	$240,230	$572,892	$775,508	$624,834	$3,372,753	$13,738,425	(4)
Death of Executive	$1,277,907	$128,648	$0	$775,508	$0	n/a	$2,182,063	(5)
All Other Named Executives
Termination without cause, voluntary termination for good reason within two years following a change in control or after the first public announcement of a pending change in control(6)
James Breslawski	$3,259,695	$32,720	$1,174,461	$342,514	$0	$1,329,119	$6,138,509	(7)
President and Chief Operating Officer
Steven Paladino	$2,329,024	$32,720	$1,016,731	$283,837	$0	$0	$3,662,313	(7)
Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Gerald A. Benjamin	$2,319,098	$32,720	$992,498	$281,332	$0	$0	$3,625,648	(7)
Executive Vice President and Chief Administrative Officer
Mark E. Mlotek	$2,317,443	$32,720	$992,498	$250,696	$0	$0	$3,593,357	(7)
Executive Vice President, Corporate Business Development

(1)	Represents the value of unvested outstanding options and restricted stock that would accelerate and vest on termination. In the case of options, the value is calculated by multiplying the number of shares underlying each accelerated unvested option by the difference between the per share closing price of common stock on December 29, 2006 (the “Per Share Closing Price”) and the per share exercise price. In the case of restricted stock, the value is calculated by multiplying the number of shares of restricted stock that accelerate by the Per Share Closing Price.

(2)	The Company shall have no further obligation to Mr. Bergman, except the following: (i) unpaid base salary to the extent unpaid through the date of termination; (ii) any accrued and unpaid vacation pay; and (iii) payment of vested SERP account balance and expected pension contributions through the end of the year of the termination.

(3)	Includes all Accrued Benefits (as defined in footnote 5) prior to termination, plus (i) 200% current annual salary; (ii) 200% average annual incentive compensation (PIP) paid in the previous three years; (iii) health and welfare coverage for Mr. Bergman and his wife until death; and (iv) automobile, office space and administrative assistance provided to Mr. Bergman for two years.

(4)	Includes all Accrued Benefits (as defined in footnote 5) prior to termination, plus (i) 300% current base salary; (ii) 300% of highest annual incentive compensation (PIP) paid in the previous two years; (iii) all unvested outstanding stock options and shares of restricted stock becomes fully vested; (iv) health and welfare coverage for Mr. Bergman and his wife until death; (v) automobile, office space and administrative assistance for three years; (vi) payment of vested SERP account balance and expected pension contributions through the end of the year of the termination and (vii) gross-up of IRC Section 4999 excise tax at the highest applicable marginal tax rate.

(5)	The Company shall not have further obligation to Mr. Bergman, except for the following (defined as “Accrued Benefits”): (i) unpaid base salary to the extent unpaid through the date of termination; (ii) the product of the annual incentive compensation (PIP) paid or payable for the last full fiscal year multiplied by a fraction of days employed over 365; (iii) any accrued and unpaid vacation pay and (iv) payment of vested SERP account balance and expected pension contributions through the end of the year of the termination.

(6)	Applicable to all Named Executive Officers, other than Mr. Bergman.

(7)	Includes (i) unpaid base salary to the extent unpaid through the date of termination; (ii) any accrued and unpaid vacation pay; (iii) the product of the annual incentive compensation at target level in year of termination multiplied by a fraction of days employed over 365; (iv) 300% base salary; (v) 300% targeted bonus; (vi) all unvested outstanding stock options and shares of restricted stock become fully vested; (vii) health and welfare continuation of plans for 24 months following termination or until coverage with subsequent employer begins; (viii) immediate distribution of the present value of the vested SERP account balance and (ix) gross-up of IRC Section 4999 excise tax at highest applicable marginal tax rate.

Other Information Related to Summary Compensation Table

Stock Awards and Option Awards

See “Compensation Structure — Pay Elements — Details — Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion on stock awards and option awards.

Non-Equity Incentive Plan Compensation

See “Compensation Structure — Pay Elements — Details — Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on non-equity incentive plan compensation.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For employees of the Company, including Named Executive Officers, we do not maintain a qualified defined benefit plan.

We maintain a Supplemental Executive Retirement Plan for certain eligible participants who are not able to receive the full Company matching contribution under our 401(k) Savings Plan due to certain limits. The SERP provides for various vesting schedules based on the timing of the contribution. Vesting will also occur upon a participant’s death, disability or attainment of age 65 or upon a change in control, in each case, while employed. Investment return on the contributions is generally equal to the earnings and losses that would occur if 40% of the contributions were invested in the Company stock fund under our 401(k) Savings Plan and 60% were invested in the other investment alternatives available under our 401(k) Savings Plan. A participant’s vested SERP benefit is paid in a lump sum following a termination of employment (subject to a six month delay in certain instances) or a change in control.

All Other Compensation

See “Compensation Structure — Pay Elements — Details — Other Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on all other compensation.

Grants Of Plan-Based Awards for Fiscal 2006

								All Other	All Other
								Stock	Option
		Estimated Potential Payouts			Estimated Future Payouts			Awards(3):	Awards(4):	Exercise	Grant
		Under Non-Equity Incentive Plan			Under Equity Incentive Plan			Number of	Number of	or Base	Date Fair
		Awards(1)			Awards(2)			Shares of	Securities	Price of	Value of
		Thres-			Thres			Stock or	Underlying	Option	Stock and
	Grant	hold	Target	Maximum(6)	-hold	Target	Maximum(7)	Units	Options	Awards	Option
Name and Principal Position	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards(5)

Stanley M. Bergman	n/a	$0	$1,500,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Chairman and Chief	3/2/2006	n/a	n/a	n/a	0	10,569	n/a	n/a	n/a	n/a	$596,404
Executive Officer (Principal Executive Officer)	3/2/2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	33,067	$47.31	$500,000
James P. Breslawski	n/a	$46,200	$420,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
President and Chief	3/2/2006	n/a	n/a	n/a	0	8,719	n/a	n/a	n/a	n/a	$492,029
Operating Officer	3/2/2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	27,282	$47.31	$412,500
Steven Paladino	n/a	$19,250	$275,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Executive Vice	3/2/2006	n/a	n/a	n/a	0	7,133	n/a	n/a	n/a	n/a	$402,563
President and Chief Financial Officer (Principal Financial Officer)	3/2/2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	22,323	$47.31	$337,500
Gerald A. Benjamin	n/a	$46,750	$275,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Executive Vice	3/2/2006	n/a	n/a	n/a	0	7,133	n/a	n/a	n/a	n/a	$402,563
President and Chief Administrative Officer	3/2/2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	22,323	$47.31	$337,500
Mark E. Mlotek	n/a	$12,238	$275,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Executive Vice	3/2/2006	n/a	n/a	n/a	0	7,133	n/a	n/a	n/a	n/a	$402,563
President, Corporate Business Development	3/2/2006	n/a	n/a	n/a	n/a	n/a	n/a	n/a	22,323	$47.31	$337,500

(1)	Includes annual bonuses paid under the Company’s 2006 PIP, or with respect to Mr. Bergman, under the Company’s Section 162(m) Cash Bonus Plan. See “Compensation Structure — Pay Elements — Details — Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on the PIP and the Section 162(m) Cash Bonus Plan.

(2)	Performance-based restricted stock awards made pursuant to the Company’s 1994 Stock Incentive Plan.

(3)	None of the Named Executive Officers were awarded time-based restricted stock.

(4)	Time-based option awards made pursuant to the Company’s 1994 Stock Incentive Plan.

(5)	With respect to restricted stock, such amount includes additional shares of performance-based restricted stock which we estimate will be issued relating to the 2006 restricted stock grant under the 2006 LTIP.

(6)	The 2006 PIP provides that EPS results above target generate additional payouts and the award potential is uncapped.

(7)	The 2006 LTIP provides that EPS results above target generate additional payouts and the award potential is uncapped.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

The PIP awards paid to the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.” The threshold, target and maximum amount of these PIP awards appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

Estimated Future Payouts Under Equity Incentive Plan Awards, All Other Stock Awards and All Other Option Awards

Awards of the Performance-Contingent Restricted Shares and option awards paid to the Named Executive Officers appear in the Summary Compensation Table in the columns captioned “Stock Awards” and “Option Awards.” We do not grant Named Executive Officers time-based restricted stock.

The threshold, target and maximum amount of the Performance-Contingent Restricted Shares appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Equity Incentive Plan Awards.”

Exercise or Base Price of Option Awards

See “Compensation Structure — Pay Elements — Details — Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion on the exercise price of option awards.

Outstanding Equity Awards At 2006 Fiscal Year-End

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market or
			Equity					Plan	Payout
			Incentive			Number		Awards:	Value
			Plan			of	Market	Number of	of Unearned
			Awards:			Shares	Value of	Unearned	Shares,
	Number of	Number of	Number of			or Units	Shares or	Shares,	Units
	Securities	Securities	Securities			of Stock	Units of	Units or	or Other
	Underlying	Underlying	Underlying			That	Stock	Other	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	That	Rights That	That Have
	Options	Options	Unearned	Exercise	Option	Not	Have Not	Have Not	Not
	(#)	(#)	Options(2)	Price	Expiration	Vested(4)	Vested(5)	Vested(6)	Vested(7)
Name and Principal Position	Exercisable	Unexercisable(1)	(#)	($)	Date(3)	(#)	($)	(#)	($)

Stanley M. Bergman	0	33,067	0	$47.31	03/02/2016	0	$0	12,607	$617,491
Chairman and Chief Executive Officer (Principal Executive Officer)
James P. Breslawski	26,000	0	0	$10.75	04/06/2009	0	$0	10,400	$509,392
President and Chief	46,000	0	0	$20.41	03/05/2012
Operating Officer	50,000	0	0	$19.42	02/25/2013
	25,000	25,000	0	$35.49	02/18/2014
	9,375	28,125	0	$39.43	03/09/2015
	5,000	15,000	0	$42.58	09/22/2015
	0	27,282	0	$47.31	03/02/2016
Steven Paladino	33,000	0	0	$19.94	03/17/2008	0	$0	8,508	$416,722
Executive Vice	45,000	0	0	$10.75	04/06/2009
President and Chief	48,000	0	0	$5.91	12/15/2009
Financial Officer	50,000	0	0	$14.31	03/01/2011
(Principal Financial	52,000	0	0	$20.41	03/05/2012
Officer)	52,000	0	0	$19.42	02/25/2013
	26,000	26,000	0	$35.49	02/18/2014
	9,750	29,250	0	$39.43	03/09/2015
	0	22,323	0	$47.31	03/02/2016
Gerald A. Benjamin	344	0	0	$14.31	03/01/2011	0	$0	8,508	$416,722
Executive Vice	46,000	0	0	$20.41	03/05/2012
President and Chief	50,000	0	0	$19.42	02/25/2013
Administrative	25,000	25,000	0	$35.49	02/18/2014
Officer	9,375	28,125	0	$39.43	03/09/2015
	0	22,323	0	$47.31	03/02/2016
Mark E. Mlotek	25,000	0	0	$19.94	03/17/2008	0	$0	8,508	$416,722
Executive Vice	38,000	0	0	$20.41	03/05/2012
President, Corporate	31,874	0	0	$19.42	02/25/2013
Business Development	25,000	25,000	0	$35.49	02/18/2014
	9,375	28,125	0	$39.43	03/09/2015
	0	22,323	0	$47.31	03/02/2016

(1)	All options granted in 2003 or earlier vest one-third per year over three years. All options granted in 2004 or later vest one-fourth per year over four years.

(2)	The Company does not issue performance-based options.

(3)	All options granted under the 1994 Stock Incentive Plan have a ten year term unless otherwise terminated earlier in accordance with the plan.

(4)	The Company does not issue time-based restricted stock to the Named Executive Officers.

(5)	The Company does not issue time-based restricted stock to the Named Executive Officers.

(6)	Performance-based restricted stock awards (three year vesting) made pursuant to the Company’s 1994 Stock Incentive Plan. Such number includes additional shares of performance-based restricted stock which we estimate will be issued relating to the 2006 restricted stock grant under the 2006 LTIP.

(7)	Based on the closing market price of $48.98 of the Company’s common stock on December 29, 2006.

Option Exercises And Stock Vested for Fiscal 2006

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name and Principal Position	(#)	($)	(#)	($)

Stanley M. Bergman	0	$0	0	$0
Chairman and Chief Executive Officer (Principal Executive Officer)
James P. Breslawski	61,000	$2,468,344	0	$0
President and Chief Operating Officer
Steven Paladino	0	$0	0	$0
Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Gerald A. Benjamin	39,200	$1,271,887	0	$0
Executive Vice President and Chief Administrative Officer
Mark E. Mlotek	25,630	$751,542	0	$0
Executive Vice President, Corporate Business Development

Nonqualified Deferred Compensation for Fiscal 2006(1)

	Executive	Registrant	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last	in Last	in Last	Withdrawals/	Last Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Year End
Name and Principal Position	($)	($)	($)	($)	($)

Stanley M. Bergman	$0	$49,202	$75,101	$0	$775,507
Chairman and Chief Executive Officer (Principal Executive Officer)
James P. Breslawski	$0	$23,275	$33,097	$0	$342,514
President and Chief Operating Officer
Steven Paladino	$0	$21,944	$27,070	$0	$283,837
Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Gerald A. Benjamin	$0	$21,767	$26,829	$0	$281,331
Executive Vice President and Chief Administrative Officer
Mark E. Mlotek	$0	$21,737	$23,611	$0	$250,695
Executive Vice President, Corporate Business Development

(1)	The following table provides information regarding our SERP. See “Compensation Structure — Pay Elements — Details — Other Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on our SERP.

Director Compensation for Fiscal 2006

								Change in
								Pension
								Value and
								Nonqualified
	Fees Earned						Non-Equity	Deferred
	or Paid		Stock		Option		Incentive Plan	Compensation	All Other
	in Cash		Awards(1)		Awards(2)		Compensation(3)	Earnings(4)	Compensation		Total
Name	($)		($)		($)		($)	($)	($)		($)

Barry J. Alperin	$83,500		$20,812		$120,034		$0	n/a	$0		$224,346
Paul Brons	$62,000		$20,812		$68,257		$0	n/a	$0		$151,069
Dr. Margaret A. Hamburg	$62,000		$20,812		$193,553		$0	$0	$6,000	(5)	$282,365
Donald J. Kabat	$79,500		$20,812		$120,035		$0	$0	$0		$220,347
Philip A. Laskawy	$77,500		$20,812		$120,035		$0	$0	$0		$218,347
Norman S. Matthews	$75,500		$20,812		$120,035		$0	$0	$8,000	(6)	$224,347
Marvin H. Schein	$0	(7)	$0	(8)	$0	(9)	$0	n/a	$352,481	(10)	$352,481
Dr. Louis W. Sullivan	$63,000		$20,812		$131,762		$0	$0	$10,291	(11)	$225,865

(1)	Includes restricted stock awards valued based on compensation cost of the award over the requisite service period, as described in FAS 123R. The method and assumptions used to determine the compensation cost of the award over the requisite service period are discussed in Note 12 to our consolidated financial statements in our annual report on Form 10-K filed on February 28, 2007. The grant date fair value of the restricted stock awards computed in accordance with FAS 123R for each outside director (other than Mr. Schein) is $100,350. None of the above named directors had any stock awards outstanding at fiscal year end.

(2)	Includes option awards valued based on compensation cost of the award over the requisite service period, as described in FAS 123R. The method and assumptions used to determine the compensation cost of the award over the requisite service period are discussed in Note 12 to our consolidated financial statements in our annual report on Form 10-K filed on February 28, 2007. The grant date fair value of the option awards computed in accordance with FAS 123R for each outside director (other than Mr. Schein) is $100,350. The aggregate number of option awards outstanding at fiscal year end for each outside director is set forth in the following table:

Aggregate Number of
Option Awards Outstanding
at Fiscal Year End
Name	(#)

Barry J. Alperin	76,250
Paul Brons	3,750
Dr. Margaret A. Hamburg	31,250
Donald J. Kabat	71,250
Philip A. Laskawy	46,250
Norman S. Matthews	46,250
Marvin H.Schein	0
Dr. Louis W. Sullivan	30,750

(3)	The Company does not grant performance-based bonuses to outside directors.

(4)	Dr. Hamburg, Mr. Kabat, Mr. Laskawy, Mr. Matthews and Dr. Sullivan each participate in the Non-Employee Director Deferred Compensation Plan in 2006.

(5)	Dr. Hamburg received compensation for her attendance at the Company’s Medical Advisory Board meetings.

(6)	Mr. Matthews received compensation for his attendance at the Company’s Medical Advisory Board meetings.

(7)	Marvin H. Schein receives no compensation for service as a director.

(8)	Marvin H. Schein receives no stock awards for his service as a director.

(9)	Marvin H. Schein receives no option awards for his service as a director.

(10)	Includes (i) $308,250 in salary pursuant to Mr. Schein’s Consulting Agreement, (ii) $16,250 in automobile expenses, (iii) $2,477 for the cost of providing office space, (iv) $420 for the cost of providing telephone services, (v) $1,000 for the cost of providing computer equipment, (vi) $3,882 matching contribution to the Company’s 401(k) plan, (vii) $3,137 in health and welfare benefits (including medical, dental, vision), (viii) $815 in excess life insurance premiums and (ix) $16,250 as a payment to Mr. Schein to cover the tax incurred resulting from his use of the Company provided automobile. See additional discussion under “Certain Relationships and Related Transactions”.

(11)	Dr. Sullivan received compensation for his attendance at the Company’s Medical Advisory Board meetings and for serving as the Board’s Chairman.

Fees Earned or Paid in Cash

Directors who are employees of the Company receive no compensation for service as directors. In addition, Marvin H. Schein receives no compensation for service as a director but received compensation under his consulting agreement with the Company, as described under the heading “Certain Relationships and Related Transactions.” Directors other than Mr. Schein who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may determine from time to time. In fiscal 2006, Messrs. Alperin, Brons, Kabat, Laskawy and Matthews and Drs. Hamburg and Sullivan each received a $40,000 annual retainer, an additional $2,000 for each Board of Directors meeting attended and $1,500 for each committee meeting attended and a $5,000 retainer for service as a Committee Chairperson, except for the Audit Committee Chairperson who received a $7,500 retainer.

Stock Awards and Option Awards

On March 2, 2006, each of Messrs. Alperin, Brons, Kabat, Laskawy and Matthews and Drs. Hamburg and Sullivan received 50% of their equity awards in the form of options and 50% in the form of restricted stock, under the Company’s 1996 Non-Employee Director Stock Incentive Plan. Each received options to purchase 6,837 shares of our common stock at an exercise price of $47.31 per share and 2,121 shares of restricted stock. Additionally, on March 5, 2007, each received options to purchase 7,540 shares of our common stock at an exercise price of $51.23 per share and 2,011 shares of restricted stock. All such grants are issued on the date they are approved by the Compensation Committee. The exercise price for options is the grant date closing market price per share. The options use time-based vesting and vest in four equal annual installments beginning on the first anniversary of the grant date, based on continued service through the applicable vesting date. The restricted stock use time-based vesting and vests at the end of four years from the grant date, based on continued service through the applicable vesting date.

The Compensation Committee assesses “competitive market” compensation when determining the amount of equity awards to grant outside directors. The Compensation Committee reviews outside director compensation, including equity awards, against the same peer companies that it uses when evaluating executive officer compensation. The Compensation Committee also reviews, for purposes of determining outside director equity awards, the companies with revenues between $4 billion and $8 billion that it reviews for evaluation of executive officer compensation. See “Compensation Structure — Pay Elements — Details — Pay Levels and Benchmarking” under Compensation Discussion and Analysis.

Non-Equity Incentive Plan Compensation

We do not issue non-equity incentive plan compensation to outside directors.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For directors, we do not maintain a qualified defined benefit plan.

Since January 2004, non-employee directors have been eligible to defer all or a portion of certain “eligible director fees” under our Non-Employee Director Deferred Compensation Plan in the form of cash and are deemed to be invested in our common stock in the form of a unit measurement, called a “phantom share.” A phantom share is the equivalent to one share of our common stock. Shares of our common stock available for issuance under the Non-Employee Director Deferred Compensation Plan are funded from shares of our common stock that are available under our 1996 Non-Employee Director Stock Incentive Plan, and such an award under the Non-Employee Director Deferred Compensation Plan constitutes an “Other Stock-Based Award” under the 1996 Non-Employee Director Stock Incentive Plan. Drs. Hamburg and Sullivan and Messrs. Kabat, Laskawy and Matthews each participate in the Non-Employee Director Deferred Compensation Plan. The amounts set forth in the Director Compensation Table above under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” represent the change in the market value of the phantom shares allocated to each such director’s account.

All Other Compensation

See discussion of Mr. Schein’s consulting agreement with the Company, as described under the heading “Certain Relationships and Related Transactions.”

Each of Drs. Hamburg and Sullivan and Mr. Matthews are members of our Medical Advisory Board. In fiscal 2006, each received $2,000 for each Medical Advisory Board meeting attended and Dr. Sullivan received a $1,250 quarterly retainer for his service as Chairman of the Medical Advisory Board (pro rated in the third quarter from his July 18, 2006 start date as Chairman).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On an ongoing basis, the Audit Committee is required by its charter to review all “related party transactions” (those transactions that are required to be disclosed in this proxy statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

In September 1994, the Company and Marvin Schein, a director and stockholder of the Company, amended and restated the terms of a consulting agreement (the “Consulting Agreement”), providing for Mr. Schein’s consulting services to us from time to time with respect to the marketing of dental supplies and equipment. The Consulting Agreement provides Mr. Schein with a current compensation of $308,250 per year, which annual compensation will increase by $25,000 every fifth year. The next compensation increase is due to take effect on August 1, 2007. The Consulting Agreement also provides that Mr. Schein will participate in all benefit, compensation, welfare and perquisite plans, policies and programs generally available to either our employees or our senior executive officers (excluding our 1994 Stock Incentive Plan, as amended) that Mr. Schein’s spouse and his children (until they reach the age of 21) will be covered by our health plan and that we will provide Mr. Schein with the use of an automobile and expenses related thereto. In connection with his consulting services, we provide Mr. Schein with the use of an office and related services, some of which may be for personal use.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2006 were Messrs. Alperin, Kabat and Matthews.

During fiscal 2006:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

PROPOSAL 2

AMENDMENT AND RESTATEMENT OF
1994 STOCK INCENTIVE PLAN

The Company maintains the Henry Schein, Inc. 1994 Stock Incentive Plan, as amended from time to time (the “1994 Incentive Plan”), for the benefit of key employees and consultants of the Company and its subsidiaries. The proposed amendment and restatement to the 1994 Incentive Plan, which was unanimously adopted by the Board of Directors on March 27, 2007 subject to stockholder approval at the 2007 Annual Meeting, would (i) increase the maximum aggregate number of shares of the Company’s common stock issuable under the 1994 Incentive Plan by 3.62 million shares (approximately 4.1% of the currently outstanding shares of common stock) to a maximum of 23,779,270 shares and (ii) extend the term of the 1994 Incentive Plan through March 26, 2017. We are not requesting, at this time, an increase in the maximum number of shares issuable with respect to restricted stock or restricted stock units. A maximum of 2.1 million shares of common stock were, and remain, authorized for issuance with respect to restricted stock and/or restricted stock units. Any remaining shares will be reserved for issuance of Class B Options and stock appreciation rights. A total of 475,794 shares were previously granted in the form of Class A Options. No new Class A Options may be issued under the 1994 Incentive Plan. The Board of Directors believes that it is desirable to increase the total number of shares available under the 1994 Incentive Plan in order to attract, motivate and retain key employees of, and consultants to, the Company and its subsidiaries, including key employees of corporations or businesses that are acquired by the Company, and since the current share reserve under the 1994 Incentive Plan is expected to be fully utilized in the near term.

As of March 30, 2007, under the 1994 Incentive Plan, (i) options to purchase 7,081,683 shares were granted and remain outstanding (with a weighted average exercise price of $33.69 and a weighted average remaining term of 6.89 years), (ii) 518,068 shares of restricted stock and/or restricted stock units were granted and remain outstanding and (iii) 1,389,538 shares remain available for future grants of options, restricted stock and/or restricted stock units. As of March 30, 2007, under the 1996 Non-Employee Director Stock Incentive Plan (the “1996 Director Plan”), (i) options to purchase 474,739 shares were granted and remain outstanding (with a weighted average exercise price of $33.08 and a weighted average remaining term of 6.96 years), (ii) 28,924 shares of restricted stock and/or restricted stock units were granted and remain outstanding and (iii) 266,837 shares remain available for future of options, restricted stock and/or restricted stock units. In each case, these share amounts exclude any shares that may become available as a result of the expiration or termination without exercise of currently outstanding options, restricted stock and restricted stock units. Options to purchase an additional 6,614 shares of common stock that were not issued under the 1994 Incentive Plan or the 1996 Director Plan were granted and remain outstanding as of March 30, 2007. These non-plan options represent options that had been issued by public companies acquired by the Company and were assumed by the Company that converted into options to purchase shares of common stock in such acquisitions. The 1994 Incentive Plan and the 1996 Director Plan are the only plans that are currently active from which shares will be issued.

In addition, the Board of Directors is also submitting the 1994 Incentive Plan to the stockholders of the Company to re-approve the performance goals under the 1994 Incentive Plan so that certain incentive awards granted under the 1994 Incentive Plan to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Code, which otherwise generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. Section 162(m) of the Code generally requires such performance goals to be approved by stockholders every five years.

Finally, the Board of Directors has also adopted certain other minor clarifying amendments to the 1994 Incentive Plan, which do not require stockholder approval, to reflect developments in applicable law and equity compensation practices.

In the event that the requisite stockholder approval of the 1994 Incentive Plan, as amended and restated, is not obtained, the amended and restated plan will not take effect to the extent stockholder approval is required, but the Company may continue to grant awards under the 1994 Incentive Plan in accordance with its terms and the current share reserve under the 1994 Incentive Plan.

The following description of the 1994 Incentive Plan, as amended and restated, is a summary of its principal provisions and is qualified in its entirety by reference to the 1994 Incentive Plan, as amended and restated, a copy of which is appended hereto as Appendix A.

Description of the 1994 Incentive Plan

Purpose

The purpose of the 1994 Incentive Plan is to enable the Company and its designated subsidiaries to attract, retain and motivate key employees and consultants who are important to the success and growth of the Company, and to create a mutuality of interest between such individuals and the stockholders of the Company by granting such individuals options, stock appreciation rights, restricted stock awards and restricted stock unit awards.

Share Reserve

Under the 1994 Incentive Plan, a maximum of 23,779,270 shares of common stock are authorized for issuance pursuant to all awards granted under the 1994 Incentive Plan, provided, however, that of such amount, a maximum of 2.1 million shares of common stock are authorized for issuance with respect to restricted stock and/or restricted stock units and a maximum of 475,794 shares of common stock are authorized for issuance pursuant to Class A Options, subject, in each case, to antidilution adjustments. No Class A Options were outstanding as of March 30, 2007. No new Class A Options may be issued. Class B Options to purchase an aggregate of 7,081,683 shares of common stock were granted and remain outstanding as of such date (with a weighted average exercise price of $33.69 per share and a weighted average remaining term of 6.89 years) and 518,068 shares of restricted stock and/or restricted stock units were granted and remain outstanding (such number includes additional shares of performance-based restricted stock which we estimate will be issued relating to the 2006 restricted stock grant under the 2006 LTIP). If Class B Options, share appreciation rights, restricted stock and restricted stock units are canceled, expire or terminate unexercised, however, the shares of common stock covered by such options are again available for the grant of awards under the 1994 Incentive Plan.

Individual Participant Limitations

Except as noted in the next sentence, the maximum number of shares of common stock with respect to which each of options, restricted stock awards and restricted stock unit awards may be granted under the 1994 Incentive Plan to any participant in any fiscal year cannot exceed 200,000 shares (subject to antidilution adjustment). To the extent that the number of shares with respect to which a participant is granted options, restricted stock or restricted stock units, as applicable, during any fiscal year is less than the maximum number of shares for which awards are permitted to be granted to such participant during such fiscal year, the number of shares of common stock available for awards of options, restricted stock and restricted stock units, as applicable, to such participant in the next fiscal year is automatically increased by the number of such shares as to which such awards were not granted.

Administration

The 1994 Incentive Plan may be administered by the Company’s Board of Directors or by a committee (or subcommittee) of two or more directors appointed by the Board of Directors, each of whom qualifies as a non-employee director under Rule 16b-3 promulgated under the Exchange Act, as an outside director under Section 162(m) of the Code and as an independent director under Nasdaq’s Rule 4200. The 1994 Incentive Plan is currently administered by the Compensation Committee. The Compensation Committee has the full authority and discretion, subject to the terms of the 1994 Incentive Plan, to determine those individuals who are eligible to be granted awards, the amount and type of awards to be granted, the terms of awards (including, but not limited to, the vesting requirements and the impact of termination of service) and all other terms and conditions of awards. The terms and conditions of specific grants of awards are set forth in written award agreements between the Company and the participant. No award will be granted under the 1994 Incentive Plan on or after March 26, 2017, but awards granted prior to such date may extend beyond that date. The 1994 Incentive Plan is intended to comply with the applicable requirements of Section 162(m) of the Code with respect to awards intended to be “performance-based,” and the 1994 Incentive will be limited, construed and interpreted in a manner so as to comply with such intent.

Accordingly, the performance goals described below are being submitted to stockholders for re-approval in accordance with Section 162(m) of the Code, and will be re-submitted to stockholders for subsequent re-approval no later than the Company’s 2012 Annual Meeting in accordance with Section 162(m) of the Code.

Amendment and Termination

The 1994 Incentive Plan provides that it may be amended by the Company’s Board of Directors or the Compensation Committee except that no amendment may, without the approval of stockholders of the Company, (i) increase the total number of shares that may be issued under the 1994 Incentive Plan or that may be acquired upon exercise or vesting of awards granted under the Plan (except for antidilution adjustments), (ii) increase the maximum individual participant limitations for a fiscal year (except for antidilution adjustments), (iii) change the types of employees, consultants or other advisors eligible to be participants under the 1994 Incentive Plan, (iv) effect any change that would require stockholder approval under Section 162(m) of the Code, including, without limitation, alter the performance goals applicable to outstanding awards, (v) reduce the purchase price of any outstanding awards (except for antidilution adjustments), (vi) extend the maximum term of an option, (vii) award any option or stock appreciation right in replacement of a cancelled option or stock appreciation right with a higher exercise price, or (viii) effect any change that would require stockholder approval in order for the 1994 Incentive Plan to continue to comply, to the extent applicable to incentive options, with the applicable provisions of Section 422 of the Code, or with respect to any award, to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded.

Options

Options granted under the 1994 Incentive Plan entitle the holder to purchase a specified number of shares of common stock, subject to vesting provisions, at a price set by the Compensation Committee at the time of grant, provided that the exercise price of an incentive option or a Class B option may not be less than 100% of the fair market value of a share of common stock on the grant date (not less than 110% in the case of incentive options granted to owners of 10% or more of the Company’s outstanding voting stock). The term of each option is specified by the Compensation Committee upon grant, but may not exceed ten years from the date of grant (five years in the case of incentive options granted to owners of 10% or more of the Company’s outstanding voting stock). The Compensation Committee determines the time or times at which each option may be exercised. Options may become exercisable in installments, and the exercisability of options may be accelerated in some cases, including upon a change of control of the Company (as defined in the 1994 Incentive Plan).

Under the 1994 Incentive Plan, the Committee may grant incentive options that qualify under Section 422 of the Code or non-qualified options. Incentive options are subject to certain requirements under the 1994 Incentive Plan as well as under the Code.

A participant may elect to exercise one or more of his or her options by giving written notice to the Compensation Committee of such election at any time. The participant must specify the number of options to be exercised and provide payment in full of the aggregate purchase price for the shares of common stock for which options are being exercised. Payment may be made (i) in cash or by check, bank draft or money order, (ii) if so permitted by the Compensation Committee, through delivery of unencumbered shares of common stock (which have been owned by such participant for such period as may be required by applicable accounting standards to avoid a charge to the Company’s earnings), through a combination of cash and shares, or through a promissory note to the extent permitted by applicable law, or (iii) on such other term and conditions as may be acceptable to the Compensation Committee or as set forth in the participant’s option agreement.

In general, unless otherwise determined by the Compensation Committee and set forth in an award agreement, all unvested options will terminate upon a termination of service for any reason, and vested options will generally remain exercisable for a period of three months following termination of service. However, in the event of a participant’s death, a participant’s vested options will generally remain exercisable for a period of one year following death, unless otherwise determined by the Compensation Committee. In the event of a participant’s termination of service as a result of disability or as a result of retirement at or after age 65, a participant’s vested options will generally remain exercisable for a period of one year following such termination, unless otherwise determined by the Compensation Committee. Upon a termination of employment or consultancy for cause (as defined in the 1994 Incentive Plan), all outstanding option (whether vested or unvested) are forfeited and cancelled in their entirety, and the Compensation Committee may require a participant to promptly repay to the Company (and the Company has the right to recover) any gain realized upon exercise of an option.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) may be granted either with an option (a tandem SAR) or independent of an option (a non-tandem SAR) to employees and consultants. A SAR is a right to receive a payment either in cash and/or common stock (as determined by the Compensation Committee) equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share of the SAR. A non-tandem SAR is subject to the terms and conditions of the 1994 Incentive Plan, including, without limitation, the purchase price may not be less than 100% of the fair market value of a share of common stock on the date of grant and the post-termination exercise periods applicable to options are applicable to SARs (unless otherwise provided in an award agreement). Limited SARs may also be granted under the 1994 Incentive Plan and may be exercised only upon the occurrence of a change of control or such other events designated by the Committee.

A tandem SAR is subject to the same terms and conditions of the related option, and, therefore, terminates and is no longer exercisable upon the termination or the exercise of the option granted in conjunction with the SAR and the purchase price may not be less than 100% of the fair market value of a share of common stock on the date of grant. The term of each non-tandem SAR will be fixed by the Compensation Committee, but, in any event, will not be in excess of ten years from the date of grant. Tandem SARs may be exercised only at the times and to the extent that the options to which they relate are exercisable, and the Compensation Committee determines at grant when non-tandem SARs are exercisable.

Restricted Stock and Restricted Stock Units

The Compensation Committee will determine the key employees and consultants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares to be awarded, the purchase price (if any) to be paid, the time or times at which such awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to accelerated vesting and all other terms and conditions of the restricted stock or restricted stock unit award. Unless otherwise determined by the Compensation Committee at grant or thereafter, upon a participant’s termination of employment or termination of consultancy (as applicable) for any reason during the relevant restriction period, all restricted stock and restricted stock units still subject to restriction will be forfeited. The Compensation Committee may condition the grant or vesting of restricted stock or restricted stock units upon the attainment of specified performance targets or such other factors as the Compensation Committee may determine. Awards of restricted stock or restricted stock units granted under the 1994 Incentive Plan may or may not be intended to comply with the “performance-based” compensation exception under Section 162(m) of the Code.

Performance Goals

Awards of restricted stock or restricted stock units that are intended to comply with the “performance-based” compensation exception under Section 162(m) of the Code, will be granted or vest based upon the attainment of pre-established objective performance goals established by the Compensation Committee by reference to one or more of the following: (i) enterprise value or value creation targets, after-tax or pre-tax profits, operational cash flow, earnings per share or earnings per share from continuing operations, net sales, revenues, net income or earnings before income tax or other exclusions, return on capital, market share or after-tax or pre-tax return on stockholder equity of the Company; (ii) the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (iii) the fair market value of the shares of the Company’s common stock; (iv) the growth in the value of an investment in the Company’s common stock assuming the reinvestment of dividends; (v) controllable expenses or costs or other expenses or costs of the Company; or (vi) economic value added targets based on a cash flow return on investment formula. The performance goals may be based upon the attainment of specified levels of the Company or a subsidiary, division, other operational unit or administrative department of the Company.

Nontransferability of Awards

Generally, awards granted under the 1994 Incentive Plan are not transferable by a participant other than by will or by the laws of descent and distribution, except that the Compensation Committee may provide that a non-qualified option is transferable to a participant’s family members (as defined in the 1994 Incentive Plan).

Outstanding Awards

As of March 30, 2007, the following outstanding awards have been granted under the 1994 Incentive Plan to each of the Named Executive Officers, all current executive officers as a group and all other employees, respectively:

			Number of Shares
	Number of	Weighted Average	Underlying Restricted
	Shares Underlying	Exercise Price of	Stock Awards/Stock Unit
Name and Principal Position	Options/SARs	Options/SARs	Awards

Stanley M. Bergman	70,585	$49.39	22,610
Chairman and Chief Executive Officer (Principal Executive Officer)
James P. Breslawski	287,748	$31.87	18,657
President and Chief Operating Officer
Steven Paladino	385,652	$24.09	15,262
Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Gerald A. Benjamin	188,475	$35.26	15,262
Executive Vice President and Chief Administrative Officer
Mark E. Mlotek	196,677	$34.84	15,262
Executive Vice President, Corporate Business Development
All Executive Officers as a Group (9 people)	1,732,634	$33.03	132,472
All Other Employees	5,349,049	$34.09	385,593

The terms and number of options or other awards to be granted in the future under the 1994 Incentive Plan are to be determined in the discretion of the Compensation Committee. Since no such determinations have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers or other eligible employees or consultants cannot be determined at this time.

Material U.S. Federal Income Tax Consequences Relating to the 1994 Incentive Plan

The following discussion of the principal U.S. federal income tax consequences with respect to options under the 1994 Incentive Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the material federal income tax consequences (state and local tax and estate tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Incentive Options

Under current U.S. federal income tax laws, the grant of an incentive option can be made solely to employees and generally has no income tax consequences for the optionee or the Company. Options granted under the 1994 Incentive Plan may be designated as incentive options, as defined in the Code, provided that such options satisfy the

Code’s requirements for incentive options. In general, neither the grant nor the exercise of an incentive option will result in taxable income to the optionee or a deduction to the Company. The sale of common stock option which satisfied all the requirements of an incentive option, including the holding period requirements described below, will result in a long-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the aggregate option exercise price, and will not result in a tax deduction to the Company. To receive favorable treatment, the optionee must be an employee of the Company (or any subsidiary) at all times during the period beginning on the date of grant of the incentive option and ending on the day three months before the date of exercise, and the optionee must not dispose of the common stock purchased pursuant to the exercise of an option within (i) two years from the date the option is granted, and (ii) one year from the date of exercise. Any gain or loss realized on a subsequent disposition of the shares will be treated as capital gain or loss (depending on the applicable holding period).

In general, if the optionee does not satisfy these holding period requirements, any gain equal to the difference between the exercise price and the lesser of (i) the fair market value of the common stock at exercise and (ii) the amount realized on disposition over the exercise price, will constitute ordinary income. Any remaining gain is treated as long-term or short-term capital gain and taxed at the applicable rate, depending on the optionee’s holding period for the sold stock. The Company generally will be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee, subject to the requirements of Section 162(m) of the Code.

Non-Qualified Options

In general, an optionee will realize no taxable income upon the grant of nonqualified options and the Company will not receive a deduction at the time of such grant, unless the option has a readily ascertainable fair market value at the time of grant. Upon exercise of a nonqualified option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price.

The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (i) the aggregate exercise price of such option and (ii) the aggregate amount included in income with respect to such option. Any gain or loss on a subsequent sale of stock will be either long-term or short-term capital gain or loss and subject to taxation at the applicable rate, depending on the optionee’s holding period for the sold stock. The Company generally will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option, subject to the requirements of Section 162(m) of the Code.

Certain Other Tax Issues

In addition, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Code Section 162(m) regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive option may have implications in the computation of alternative minimum taxable income, and (iii) in the event that the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Officers and directors of the Company subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES CAST BY OUR STOCKHOLDERS IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THE PROPOSED AMENDMENT AND RESTATEMENT AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 1994 INCENTIVE PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT AND RESTATEMENT OF THE 1994 STOCK INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has selected BDO Seidman as our independent registered public accounting firm for the fiscal year ending December 29, 2007, subject to ratification of such selection by the stockholders at the Annual Meeting. If the stockholders do not ratify the selection of BDO Seidman, another independent registered public accounting firm will be selected by the Board of Directors. Representatives of BDO Seidman will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders in attendance.

Independent Registered Public Accounting Firm Fees and Pre-Approval Policies and Procedures

The following table summarizes fees billed to us for fiscal 2006 and for the fiscal year ended December 31, 2005:

	Fiscal 2006	Fiscal 2005

Audit Fees — Annual Audit and Quarterly Reviews	$3,569,830	$3,327,550
Audit-Related Fees	73,110	54,860
Tax Fees: —
Tax Advisory Services	516,640	655,580
Tax Compliance, Planning and Preparation	736,040	964,520
All Other Fees	—	—

Total Fees	$4,895,620	$5,002,510

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to BDO Seidman for the audit of our annual financial statements including in the Form 10-K and review of financial statements included in the Form 10-Qs; for the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; for the attestation of management’s report on the effectiveness of internal control over financial reporting; and for services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting, including services in connection with employee benefit plan audits, and consultation on acquisitions. “Tax fees” are fees for tax advisory services, including tax planning and strategy, tax audits and acquisition consulting, tax compliance, tax planning and tax preparation. There were no “all other fees” in fiscal 2005 or fiscal 2006.

The Audit Committee has determined that the provision of all non-audit services by BDO Seidman is compatible with maintaining such accountant’s independence.

All fees paid by us to BDO Seidman were approved by the Audit Committee in advance of the services being performed by such independent accountants.

Pursuant to the rules and regulations of the SEC, before our independent registered accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policies and procedures. The policy granting pre- approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee, previously filed.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THIS MATTER AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE SELECTION OF BDO SEIDMAN AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 29, 2007. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED SELECTION OF BDO SEIDMAN AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 29, 2007.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, including the Company’s internal control over financial reporting, the quality of its financial reporting and the independence and performance of the Company’s independent registered public accounting firm. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company about accounting, internal control over financial reporting or auditing matters and confidential and anonymous submission by employees of the Company of concerns about questionable accounting or auditing matters. On an ongoing basis, the Audit Committee reviews all related party transactions, if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

The Audit Committee is composed of three “independent directors” as that term is defined by the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Each of the members of the Audit Committee are “audit committee financial experts,” as defined under the rules of the Securities and Exchange Commission (“SEC”) and, as such, each satisfy the requirements of Nasdaq’s Rule 4350. The Audit Committee operates under a written charter adopted by the Board of Directors, and that is in accordance with the Sarbanes-Oxley Act of 2002 and the rules of the SEC and Nasdaq listing standards relating to corporate governance and audit committees. The Audit Committee reviews and reassesses its charter on a periodic and as required basis.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s disclosure controls and procedures as well as its system of internal control over financial reporting. The Company is responsible for evaluating the effectiveness of its disclosure controls and procedures on a quarterly basis and for performing an annual assessment of its internal control over financial reporting, the results of which are reported in the Company’s annual 10-K filing with the SEC.

The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States and discusses with management any issues that they believe should be raised with management. Effective in 2004, the independent registered public accounting firm also audits, and expresses an opinion on, management’s process to assess the Company’s internal control over financial reporting as well as on the design and operating effectiveness of those controls.

The independent registered public accounting firm’s ultimate accountability is to the Board of Directors of the Company and the Audit Committee, as representatives of the Company’s stockholders.

The Audit Committee pre-approves audit, audit related and permissible non-audit related services provided by the Company’s independent registered public accounting firm. During fiscal 2006, audit and audit related fees consisted of annual financial statement and internal control audit services, accounting consultations, employee benefit plan audits and other quarterly review services. Non-audit related services approved by the Audit Committee consisted of tax compliance, tax advice and tax planning services.

The Audit Committee meets with management regularly to consider, among other things, the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Audit Committee discusses these matters with the appropriate Company financial personnel and internal auditors. In addition, the Audit Committee has discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

On an as needed basis, the Audit Committee meets privately with both the independent registered public accounting firm and the Company’s internal auditors, each of whom has unrestricted access to the Audit Committee. The Audit Committee also appoints the independent registered public accounting firm, approves in advance its engagements to perform audit and any non-audit services and the fee for such services, and periodically reviews its performance and independence from management. In addition, when appropriate, the Audit Committee discusses with the independent registered public accounting firm plans for audit partner rotation as required by the Sarbanes-Oxley Act.

Review of the Company’s Audited Financial Statements for Fiscal 2006

The Audit Committee reviewed the Company’s audited financial statements for fiscal 2006 as well as the process and results of the Company’s assessment of internal control over financial reporting. The Audit Committee has also met with management, the internal auditors and BDO Seidman, LLP (“BDO Seidman”), the Company’s independent registered public accounting firm, to discuss the financial statements and internal control over financial reporting. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States, that internal control over financial reporting was effective and that no material weaknesses in those controls existed as of the fiscal year-end reporting date, December 30, 2006.

The Audit Committee has received from BDO Seidman the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with BDO Seidman their independence from the Company and its management. The Audit Committee also received reports from BDO Seidman regarding all critical accounting policies and practices used by the Company, generally accepted accounting principles that have been discussed with management, and other material written communications between BDO Seidman and management. There were no differences of opinion reported between BDO Seidman and the Company regarding critical accounting policies and practices used by the Company. In addition, the Audit Committee discussed with BDO Seidman all matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Finally, the Audit Committee has received from, and reviewed with, BDO Seidman all communications and information concerning its audit of the Company’s assessment of internal control over financial reporting as required by the Public Company Accounting Oversight Board Auditing Standard No. 2.

Based on these reviews, activities and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2006.

THE AUDIT COMMITTEE
Donald J. Kabat, Chairman
Barry J. Alperin
Philip A. Laskawy

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the information in the Audit Committee Report contained under the heading “Review of the Company’s Audited Financial Statements for Fiscal 2006”, references to the Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

VOTING OF PROXIES AND OTHER MATTERS

The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed on the proxy card.

The Board of Directors knows of no other matter that may be brought before the meeting that requires submission to a vote of the stockholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection beginning May 4, 2007 at our headquarters located at 135 Duryea Road, Melville, New York 11747.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 30, 2006 has been filed with the SEC and is available free of charge through our Internet website, www.henryschein.com. Stockholders may also obtain a copy of the Form 10-K upon written request to Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747, Attn: Investor Relations, facsimile number: (631) 843-5975. In response to such request, the Company will furnish without charge the Form 10-K including financial statements, financial schedules and a list of exhibits.

STOCKHOLDER PROPOSALS

Eligible stockholders wishing to have a proposal for action by the stockholders at the 2008 Annual Meeting included in our proxy statement must submit such proposal at the principal offices of the Company not later than December 12, 2007. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

Under our Amended and Restated Certificate of Incorporation, as amended, a stockholder who intends to bring a proposal before the 2008 Annual Meeting without submitting such proposal for inclusion in our proxy statement cannot do so unless notice and a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of common stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the 2008 Annual Meeting is delivered in person or mailed to, and received by, the Company by the later of March 31, 2008 and the date that is 75 days prior to the date of the 2008 Annual Meeting.

Under the SEC’s proxy rules, proxies solicited by the Board of Directors for the 2008 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any stockholder proposal not included in our proxy statement if we do not receive notice of such proposal on or before the deadline set forth in the preceding paragraph.

Appendix A

HENRY SCHEIN, INC.

1994 STOCK INCENTIVE PLAN
As Amended and Restated Effective as of March 27, 2007

1.	Purposes of the Plan

The purposes of this Henry Schein, Inc. 1994 Stock Option Plan, as amended and restated effective as of March 27, 2007, are to enable HSI and its Subsidiaries (each as defined herein) to attract, retain and motivate the Key Employees and Consultants (each as defined herein) who are important to the success and growth of the business of HSI and to create a long-term mutuality of interest between the Key Employees and Consultants and the stockholders of HSI by granting the Key Employees and Consultants options (which, in the case of Key Employees, may be either incentive stock options (as defined herein) or non-qualified stock options and, in the case of Consultants, shall be non-qualified options) to purchase HSI Common Stock (as defined herein), Stock Appreciation Rights, Restricted Stock and restricted stock units.

2.	Definitions

(a) “Acquisition Event” means a merger or consolidation in which HSI is not the surviving entity, or any transaction that results in the acquisition of all or substantially all of HSI’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of HSI’s assets.

(b) “Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(c) “Award” means any award under this Plan of any Option, Stock Appreciation Rights, Restricted Stock or restricted stock units. All Awards shall be evidenced by an Award Agreement.

(d) “Award Agreement” means an Option Agreement or any other agreement between HSI and a Participant or a grant letter issued by HSI evidencing the terms and conditions of an Award. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of HSI.

(f) “Cause” has the meaning set forth in Section 7(b).

(g) “Change of Control” has the meaning set forth in Section 6(f).

(h) “Class A Option” means an Option evidenced by a Class A Option Agreement.

(i) “Class A Option Agreement” has the meaning set forth in Section 6(a).

(j) “Class B Option” means an Option evidenced by a Class B Option Agreement.

(k) “Class B Option Agreement” has the meaning set forth in Section 6(a).

(l) “Code” means the Internal Revenue Code of 1986, as amended.

(m) “Committee” means such committee (or subcommittee), if any, appointed by the Board to administer the Plan, consisting of two or more directors as may be appointed from time to time by the Board, each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Act, an “outside director” as defined under Section 162(m) of the Code and an “independent director” (within the meaning of NASD Rule 4200(a)(15) or such other applicable stock exchange rule). If the Board does not appoint a committee for this purpose, “Committee” means the Board.

(n) “Common Stock” means the voting common stock of HSI, par value $.0l, any Common Stock into which the Common Stock may be converted and any Common Stock resulting from any reclassification of the Common Stock.

(o) “Company” means HSI and its Subsidiaries, any of whose Key Employees or Consultants are Participants in the Plan, and their successors by operation of law.

(p) “Consultant” means any individual (or any wholly-owned corporate alter ego of any individual) who provides key bona fide consulting or advisory services to the Company, as determined by the Committee, which services are not in connection with the offer and sale of securities in a capital-raising transaction.

(q) “Corporate Transaction” has the meaning set forth in Section 6(f)(i).

(r) “Disability” means a permanent and total disability, as determined by the Committee in its sole discretion, provided that in no event shall any disability that is not a permanent and total disability within the meaning of Section 22(e)(3) of the Code be treated as a Disability. A Disability shall be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

(s) “Fair Market Value” means the value of a Share (as defined herein) on a particular date, determined as follows:

(i) If the Common Stock is listed or admitted to trading on such date on a national securities exchange or quoted through The Nasdaq Stock Market (“NASDAQ”), the closing sales price of a Share as reported on the relevant composite transaction tape, if applicable, or on the principal such exchange (determined by trading value in the Common Stock) or through NASDAQ, as the case may be, on such date, or in the absence of reported sales on such day, the mean between the reported bid and asked prices reported on such composite transaction tape or exchange or through NASDAQ, as the case may be, on such date; or

(ii) If the Common Stock is not listed or quoted as described in the preceding clause, but bid and asked prices are quoted through NASDAQ, the mean between the bid and asked prices as quoted by NASDAQ on such date; or

(iii) If the Common Stock is not listed or quoted on a national securities exchange or through NASDAQ or, if pursuant to (i) and (ii) above the Fair Market Value is to be determined based upon the mean of the bid and asked prices and the Committee determines that such mean does not properly reflect the Fair Market Value, by such other method as the Committee determines to be reasonable and consistent with applicable law; or

(iv) If the Common Stock is not publicly traded, such amount as is set by the Committee in good faith taking into account Section 409A of the Code.

For purposes of the exercise of any Stock Appreciation Right, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

(t) “Family Member” means, with respect to any Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, trusts for the exclusive benefit of such individuals, and any other entity owned solely by such individuals.

(u) “HSI” means Henry Schein, Inc.

(v) “HSI Agreement” means the Amended and Restated HSI Agreement dated as of February 16, 1994 among HSI and certain other parties.

(w) “HSI Closing” means the closing of the HSI Public Offering.

(x) “HSI Public Offering” means an initial public offering of shares of HSI Common Stock at a Market Capitalization which is not less than the Minimum Market Capitalization then in effect and as a result of which at least 20% of the common equity of HSI will be publicly held by at least 300 holders and such shares of HSI Common Stock will be listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ or is on such terms and conditions as are approved by Marvin Schein prior to the effective date thereof.

(y) “Incentive Stock Option” means any Option which is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

(z) “Incumbent Board” has the meaning set forth in Section 6(f)(ii).

(aa) “Key Employee” means any person who is an executive officer or other valuable staff, managerial, professional or technical employee of the Company, as determined by the Committee, including those individuals described in Section 5(d)(iv). A Key Employee may, but need not, be an officer or director (with the exception of a non-employee director) of the Company.

(bb) “Market Capitalization” means (i) the per share initial pubic offering price, multiplied by (ii) the number of shares outstanding immediately prior to the HSI Closing less the aggregate number of shares issued pursuant to the 1994 Stock Purchase Agreement between HSI and the HSI Employee Stock Ownership Plan (the “HSI ESOP”) or held by the HSI ESOP which are outstanding on such date.

(cc) “Minimum Market Capitalization” means $48,000,000 on August 15, 1992, which amount shall increase on each day thereafter as follows:

From August 15, 1992 until the 1st anniversary thereof: $15,123 per day;

From the 1st anniversary thereof until the 2nd anniversary thereof: $16,862 per day;

From the 2nd anniversary thereof until the 3rd anniversary thereof: $18,802 per day;

From the 3rd anniversary thereof until the 4th anniversary thereof: $20,964 per day;

From the 4th anniversary thereof until the 5th anniversary thereof: $23,375 per day;

From the 5th anniversary thereof until the 6th anniversary thereof: $26,063 per day;

From the 6th anniversary thereof until the 7th anniversary thereof: $29,060 per day; and

Thereafter: $32,402 per day.

(dd) “Option” means the right to purchase one Share at a prescribed Purchase Price on the terms specified in the Plan and the Option Agreement. An Option may be an Incentive Stock Option or a non-qualified option.

(ee) “Option Agreement” means a Class A Option Agreement or Class B Option Agreement.

(ff) “Outstanding HSI Voting Securities” has the meaning set forth in Section 6(f)(i).

(gg) “Participant” means a Key Employee or Consultant of the Company who is granted Awards under the Plan.

(hh) “Performance Goal” means the performance goals described on Exhibit A, attached hereto.

(ii) “Person” means an individual, entity or group within the meaning of Section 13d-3 or 14d-1 of the Act.

(jj) “Plan” means the Henry Schein, Inc. 1994 Stock Incentive Plan, as amended from time to time (formerly referred to as the Henry Schein, Inc. 1994 Stock Option Plan).

(kk) “Purchase Price” means purchase price per Share.

(ll) “Restricted Stock” means an award of Shares under this Plan that is subject to Section 9.

(mm) “Restriction Period” shall have the meaning set forth in Section 9(a) with respect to Restricted Stock granted to Participants.

(nn) “Securities Act” means the Securities Act of 1933, as amended.

(oo) “Share” means a share of Common Stock.

(pp) “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Section 8. A Tandem Stock Appreciation Right shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or Common Stock equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Common Stock covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof). A Non-Tandem Stock Appreciation Right shall mean the right to receive an amount in cash and/or Common Stock equal to the difference between (x) the Fair Market Value of a share of Common Stock on the date such right is exercised, and (y) the aggregate exercise price of such right.

(qq) “Subsidiary” means any “subsidiary corporation” within the meaning of Section 424(f) of the Code. An entity shall be deemed a Subsidiary of HSI only for such periods as the requisite ownership relationship is maintained.

(rr) “Substantial Stockholder” means any Participant who at the time of grant owns directly or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Shares possessing more than 10% of the total combined voting power of all classes of stock of HSI.

(ss) “Termination of Employment” means termination of the relationship with HSI and its Subsidiaries so that an individual is no longer an employee of HSI or any of its Subsidiaries or unless otherwise determined by the Committee in its sole discretion, consultant or director of HSI or any of its Subsidiaries. In the event an entity shall cease to be a Subsidiary of HSI, any individual who is not otherwise an employee of HSI or another Subsidiary of HSI shall incur a Termination of Employment at the time the entity ceases to be a Subsidiary. A Termination of Employment shall not include a leave of absence approved for purposes of the Plan by the Committee.

(tt) “Termination of Consultancy” means termination of the relationship with HSI and its Subsidiaries so that an individual is no longer a Consultant of HSI or any of its Subsidiaries. In the event an entity shall cease to be a Subsidiary of HSI, any individual who is not otherwise a Consultant of HSI or another Subsidiary of HSI shall incur a Termination of Consultancy at the time the entity ceases to be a Subsidiary. In the event that a Consultant becomes a Key Employee or a director of HSI or any of its Subsidiaries upon his Termination of Consultancy, unless otherwise determined by the Committee in its sole discretion, no Termination of Consultancy shall be deemed to occur until such later time as such Consultant ceases to be a Key Employee, Consultant or director of HSI or any of its Subsidiaries. A Termination of Consultancy shall not include a leave of absence approved for purposes of the Plan by the Committee.

3.	Effective Date/Expiration of Plan

The Plan became as originally adopted effective as of September 30, 1994, and was amended and restated effective as of June 6, 2001, April 1, 2003, and April 1, 2004. The Plan was subsequently amended and restated in the form set forth herein effective as of March 27, 2007, subject to stockholder approval by a majority of the total votes cast in person or by proxy. If stockholder approval of the Plan is obtained, no Award shall be granted under the Plan on or after March 27, 2017, but Awards previously granted may extend beyond that date; provided that no Award (other than an Option or Stock Appreciation Right) that is intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the fifth anniversary of the stockholder approval of the Plan unless the Performance Goals set forth on Exhibit A are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders approve the Performance Goals set forth on Exhibit A.

4.	Administration

(a) Duties of the Committee.  The Plan shall be administered by the Committee. The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend, and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to select Participants in, and grant Awards under, the Plan; to determine the terms, exercise price and form of exercise payment for each Option granted under the Plan; to determine which Options granted under the Plan to Key Employees shall be Incentive Stock Options; to prescribe the form or forms of instruments evidencing Awards and any other instruments required under the Plan (which need not be uniform) and to change such forms from time to time; to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or Purchase Price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion); to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan; to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant in any case, subject to, and in accordance with, Section 409A of the Code; and to make all other determinations and to take all such steps in connection with the Plan and the Awards as the Committee, in its sole discretion, deems necessary or desirable; provided, that all such determinations shall be in accordance with the express provisions, if any, contained in the HSI Agreement, Award Agreement and the Plan. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. The determination, action or conclusion of the Committee in connection with the foregoing shall be final, binding and conclusive. The Committee shall also have authority to delegate its responsibilities hereunder (to the extent permitted by applicable law). The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions. The Plan is intended to comply with the applicable requirements of Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code, and the Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

(b) Advisors.  The Committee may designate the Secretary of HSI, other employees of the Company or competent professional advisors to assist the Committee in the administration of the Plan, and may grant authority to such persons (other than professional advisors) to grant Awards and execute Award Agreements (as defined herein) or other documents on behalf of the Committee; provided, that no Participant may execute any Award Agreement granting Awards to such Participant. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

(c) Indemnification.  No officer, member or former member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of HSI and to the extent not covered by insurance, each officer, member or former member of the Committee or of the Board shall be indemnified and held harmless by HSI against any cost or expense (including reasonable fees of counsel reasonably acceptable to HSI) or liability (including any sum paid in settlement of a claim with the approval of HSI), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have as directors under applicable law or under the Certificate of Incorporation or By-Laws of HSI or any Subsidiary of HSI.

(d) Meetings of the Committee.  The Committee shall select one of its members as a Chairman and shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. All determinations by the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee were in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all of the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.

5.	Shares; Adjustment upon Certain Events

(a) Shares to be Delivered; Fractional Shares.  Shares to be issued under the Plan shall be made available at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by HSI and held in treasury. No fractional Shares will be issued or transferred upon the exercise or vesting of any Award. In lieu thereof, HSI shall pay a cash adjustment equal to the same fraction of the Fair Market Value of one Share on the date of exercise.

(b) Number of Shares.  Subject to adjustment as provided in this Section 5, the maximum aggregate number of Shares that may be issued pursuant to all Awards under the Plan shall be 23,779,270 Shares. The maximum number of Shares that may be issued under the Plan with respect to Awards of Restricted Stock (including restricted stock units) shall be 2,100,000 Shares. The maximum number of Shares that are authorized for issuance under the Plan pursuant to Class A Options shall be 475,794 Shares. No new Class A Options may be granted under the Plan. The balance of the Shares reserved for issuance under the Plan shall be covered by Class B Options and Stock Appreciation Rights. If Options or Stock Appreciation Rights are for any reason canceled, or expire or terminate unexercised, the Shares covered by such Awards shall again be available for the grant of Awards, subject to the foregoing limit, provided that the number of Shares covered by Class A Options shall be reduced by that number of Class A Options that are cancelled, expire or are terminated. If Restricted Stock or restricted stock units are forfeited for any reason, the number of forfeited shares of Restricted Stock or shares attributable to a restricted stock unit shall again be available for the purposes of Awards under the Plan. If a Tandem Stock Appreciation Right or a Limited Stock Appreciation Right is granted in tandem with an Option, such grant shall only apply once against the maximum number of shares of Common Stock which may be issued under this Plan.

(c) Individual Participant Limitations.  The maximum number of Shares subject to any Option and/or Stock Appreciation Right which may be granted under this Plan to each Participant shall not exceed 200,000 Shares (subject to any adjustment pursuant to Section 5(d)) during each fiscal year of HSI during the entire term of the Plan. Solely with respect to Restricted Stock or restricted stock units that are intended to be “performance-based” compensation under Section 162(m) of the Code, the maximum number of Shares subject to Awards of Restricted Stock or restricted stock units which may be granted under the Plan to each Participant shall not exceed 200,000 Shares (subject to any adjustment pursuant to Section 5(d)) during each fiscal year of HSI during the entire term of the Plan. To the extent that Shares for which Awards are permitted to be granted to a Participant pursuant to Section 5(c) during a fiscal year are not covered by a grant of an Award to a Participant issued in such fiscal year, such Shares shall automatically increase the number of Shares available for grant of Awards to such Participant in the subsequent fiscal year during the term of the Plan.

(d) Adjustments; Recapitalization, etc.  The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of HSI to make or authorize any adjustment, recapitalization, reorganization or other change in HSI’s capital structure or its business, any merger or consolidation of HSI, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of HSI or any of its Subsidiaries, or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. If and whenever HSI takes any such action, however, the following provisions, to the extent applicable, shall govern:

(i) If and whenever HSI shall effect a stock split, stock dividend, subdivision, recapitalization or combination of Shares or other changes in HSI’s Common Stock, (x) the Purchase Price (as defined herein) per Share and the number and class of Shares and/or other securities with respect to which outstanding Awards thereafter may be exercised or vested, and (y) the total number and class of Shares and/or other securities that may be issued under this Plan, shall be proportionately adjusted by the Committee. The Committee may also make such other adjustments as it deems necessary to take into consideration any other event (including, without limitation, accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan.

(ii) Subject to Section 5(d)(iii), if HSI merges or consolidates with one or more corporations, then from and after the effective date of such merger or consolidation, upon exercise or vesting of Awards theretofore granted, the Participant shall be entitled to purchase or receive under such Awards, in lieu of the number of Shares as to which such Awards shall then be exercisable or vested but on the same terms and conditions applicable to such Awards, the number and class of Shares and/or other securities or property (including cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Participant had been the holder of record of the total number of Shares receivable upon exercise or vesting of such Awards (whether or not then exercisable or vested).

(iii) In the event of an Acquisition Event, the Committee may, in its discretion, and without any liability to any Participant, terminate all outstanding Options and Stock Appreciation Rights as of the consummation of the Acquisition Event by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event; provided that, during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all of the Options and Stock Appreciation Rights that are then outstanding (without regard to limitations on exercise otherwise contained in the Options and Stock Appreciation Rights). If an Acquisition Event occurs and the Committee does not terminate the outstanding Options and Stock Appreciation Rights pursuant to the preceding sentence, then the provisions of Section 5(d)(ii) shall apply.

(iv) Subject to Sections 5(b) and (c), the Committee may grant Awards under the Plan in substitution for awards held by employees or consultants of another corporation who concurrently become employees or consultants of the Company as the result of a merger or consolidation of the employing or engaging corporation with the Company, or as the result of the acquisition by the Company of property or stock of the employing or engaging corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

(v) If, as a result of any adjustment made pursuant to the preceding paragraphs of this Section 5, any Participant shall become entitled upon exercise or vesting of an Award to receive any securities other than Common Stock, then the number and class of securities so receivable thereafter shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock set forth in this Section 5, as determined by the Committee in its discretion.

(vi) Except as hereinbefore expressly provided, the issuance by HSI of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number and class of Shares and/or other securities or property subject to Awards theretofore granted or the Purchase Price per Share.

6.	Awards and Terms of Options

(a) Grant.  The Committee may grant Options, including, in the case of grants to Key Employees, Options intended to be Incentive Stock Options, to Key Employees and Consultants of the Company. Each Option shall be evidenced by a Class A Option agreement (“Class A Option Agreement”) or Class B Option agreement (“Class B Option Agreement”), as applicable.

(b) Exercise Price.  The Purchase Price deliverable upon the exercise of an Option shall be determined by the Committee, subject to the following: (i) in the case of Class A Options (A) prior to the HSI Public Offering, the Purchase Price shall not be less than $416.67 per Share, and (B) on or after the HSI Public Offering, the Purchase Price shall not be less than the Fair Market Value per Share on the date the Option is granted, and (ii) in the case of Class B Options or Incentive Stock Options, the Purchase Price shall not be less than 100% (110% for an Incentive Stock Option granted to a Substantial Stockholder) of the Fair Market Value per Share on the date the Class B Option or Incentive Stock Option is granted.

(c) Number of Shares.  The Option Agreement shall specify the number of Options granted to the Participant, as determined by the Committee in its sole discretion, subject to Section 5(c) hereof.

(d) Exercisability.  At the time of grant, the Committee shall specify when and on what terms the Options granted shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise, subject to the terms of the Option Agreement and the Plan, and provided that the Committee may not accelerate the exercise date prior to the HSI Closing. No Option shall be exercisable after the expiration of ten (10) years from the date of grant (five (5) years in the case of an Incentive Stock Option granted to a Substantial Stockholder). Each Option shall be subject to earlier termination as provided in Section 7 below.

(e) Special Rule for Incentive Options.  If required by Section 422 of the Code, to the extent the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Key Employee during any calendar year (under all plans of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000, such Options shall not be treated as Incentive Stock Options. Nothing in this special rule shall be construed as limiting the exercisability of any Option, unless the Committee expressly provides for such a limitation at time of grant.

(f) Acceleration of Exercisability on Change of Control.  Upon a Change of Control (as defined herein) of HSI all Options theretofore granted and not previously exercisable shall become fully exercisable. For this purpose, a “Change of Control” shall be deemed to have occurred upon:

(i) an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 33% (20% with respect to Options granted prior to April 1, 2003) or more of either (A) the then outstanding Shares or (B) the combined voting power of the then outstanding voting securities of HSI entitled to vote generally in the election of directors (the “Outstanding HSI Voting Securities”); excluding, however, the following: (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a “Corporate Transaction”), if, pursuant to such Corporate Transaction, the conditions described in clauses (A), (B) and (C) of paragraph (iii) of this Section 6 are satisfied; or

(ii) a change in the composition of the Board such that the individuals who, as of April 1, 2003, constitute the Board (the Board as of the date hereof shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Subsection any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by HSI’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who are also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) the approval by the stockholders of HSI of a Corporate Transaction or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% (20% with respect to Options granted prior to April 1, 2003) or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33%

(20% with respect to Options granted prior to April 1, 2003) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the approval of the stockholders of HSI of (A) a complete liquidation or dissolution of HSI or (B) the sale or other disposition of all or substantially all of the assets of HSI; excluding, however, such a sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (y) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% (20% with respect to Options granted prior to April 1, 2003) or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% (20% with respect to Options granted prior to April 1, 2003) or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

(g) Exercise of Options.

(i) A Participant may elect to exercise one or more Options by giving written notice to the Committee at any time subsequent to an HSI Closing of such election and of the number of Options such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the number of shares for which the Options are being exercised.

(ii) Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise as follows:

(A) in cash or by check, bank draft or money order payable to the order of HSI;

(B) if so permitted by the Committee: (x) through the delivery of unencumbered Shares (including Shares being acquired pursuant to the Options then being exercised), provided such Shares (or such Options) have been owned by the Participant for such period as may be required by applicable accounting standards to avoid a charge to earnings, (y) through a combination of Shares and cash as provided above, (z) to the extent permitted by applicable law, by delivery of a promissory note of the Participant to HSI, such promissory note to be payable on such terms as are specified in the Option Agreement (except that, in lieu of a stated rate of interest, the Option Agreement may provide that the rate of interest on the promissory note will be such rate as is sufficient, at the time the note is given, to avoid the imputation of interest under the applicable provisions of the Code), or by a combination of cash (or cash and Shares) and the Participant’s promissory note; provided, that, if the Shares delivered upon exercise of the Option is an original issue of authorized Shares, at least so much of the exercise price as represents the par value of such Shares shall be paid in cash or by a combination of cash and Shares; or

(C) on such other terms and conditions as may be acceptable to the Committee and in accordance with applicable law. Except as provided in subsection (h) below, upon receipt of payment, HSI shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased.

(h) Deferred Delivery of Common Stock.  The Committee may, in its discretion, permit Participants to defer delivery of Common Stock acquired pursuant to a Participant’s exercise of an Option in accordance with the terms and conditions established by the Committee., provided, however, that such deferral shall be designed in a manner intended to comply with Section 409A of the Code.

(i) Repricings of Options Prohibited.  Notwithstanding any other provision of the Plan to the contrary, an outstanding Option may not be modified to reduce the Purchase Price thereof nor may a new Option with a lower Purchase Price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 5(d) hereof), unless such action is approved by the stockholders of the Company.

7.	Effect of Termination of Employment or Termination of Consultancy on Options

(a) Death, Disability; Retirement, etc.  Except as otherwise provided in the Participant’s Option Agreement, upon Termination of Employment or Termination of Consultancy, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Employment or Termination of Consultancy (and any Options not previously exercisable but made exercisable by the Committee at or after the Termination of Employment or Termination of Consultancy) shall remain exercisable by the Participant to the extent not theretofore exercised for the following time periods (subject to Section 6(d)):

(i) In the event of the Participant’s death, such Options shall remain exercisable (by the Participant’s estate or by the person given authority to exercise such Options by the Participant’s will or by operation of law) for a period of one (1) year from the date of the Participant’s death.

(ii) In the event the Participant retires at or after age 65 (or, with the consent of the Committee or under an early retirement policy of the Company, before age 65), or if the Participant’s employment terminates due to Disability, such Options shall remain exercisable for one (1) year from the date of the Participant’s Termination of Employment or Termination of Consultancy.

(b) Cause or Voluntary Termination.  Upon the Termination of Employment or Termination of Consultancy of a Participant for Cause (as defined herein) or by the Participant in violation of an agreement between the Participant and HSI or any of its Subsidiaries, or if it is discovered after such Termination of Employment or Termination of Consultancy that such Participant had engaged in conduct that would have justified a Termination of Employment or Termination of Consultancy for Cause, all outstanding Options shall immediately be canceled, provided that with respect to Options granted on or after April 1, 2003, upon any such termination the Committee may, in its discretion, require the Participant to promptly pay to the Company (and the Company shall have the right to recover) any gain the Participant realized as a result of the exercise of any Option that occurred within one (1) year prior to such Termination of Employment or Termination of Consultancy or the discovery of conduct that would have justified a Termination of Employment or Termination of Consultancy for Cause. Termination of Employment or Termination of Consultancy shall be deemed to be for “Cause” for purposes of this Section 7(b) if (i) the Participant shall have committed fraud or any felony in connection with the Participant’s duties as an employee or consultant (as applicable) of HSI or any of its Subsidiaries, or willful misconduct or any act of disloyalty, dishonesty, fraud or breach of trust or confidentiality as to HSI or any of its Subsidiaries or the commission of any other act which causes or may reasonably be expected to cause economic or reputational injury to HSI or any of its Subsidiaries or (ii) such termination is or would be deemed to be for Cause under any employment or consulting agreement between HSI or any of its Subsidiaries and the Participant.

(c) Other Termination.  In the event of Termination of Employment or Termination of Consultancy for any reason other than as provided in Section 7(a) or in 7(b), all outstanding Options not exercised by the Participant prior to such Termination of Employment or Termination of Consultancy shall remain exercisable (to the extent exercisable by such Participant immediately before such termination) for a period of three (3) months after such termination, provided that unless otherwise determined by the Committee at grant, no Options that were not exercisable during the period of employment shall thereafter become exercisable.

8.	Awards and Terms of Stock Appreciation Rights

(a) Tandem Stock Appreciation Rights.  Stock Appreciation Rights may be granted to any Participant in conjunction with all or part of any Option (a “Reference Stock Option”) granted under this Plan (“Tandem Stock Appreciation Rights”). In the case of a non-qualified stock option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

(b) Terms and Conditions of Tandem Stock Appreciation Rights.  Tandem Stock Appreciation Rights granted hereunder shall be subject to the same terms and conditions of the Reference Stock Option, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including, without limitation, Section 6(b) pursuant to which the Purchase Price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value per Share on the date the Stock Appreciation Right is granted, Section 7 and the following:

(i) Term.  A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of shares covered by the Reference Stock Option shall not be reduced until and then only to the extent the exercise or termination of the Reference Stock Option causes the number of shares covered by the Tandem Stock Appreciation Right to exceed the number of shares remaining available and unexercised under the Reference Stock Option.

(ii) Exercisability.  Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 6 and shall be subject to Section 7(b).

(iii) Method of Exercise.  A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this subsection (b). Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Tandem Stock Appreciation Rights have been exercised.

(iv) Payment.  Except as otherwise provided in an Award Agreement or subject to the terms of an Award Agreement, upon the exercise of a Tandem Stock Appreciation Right a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(v) Deemed Exercise of Reference Stock Option.  Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 5 on the number of shares of Common Stock to be issued under the Plan.

(vi) Non-Transferability.  Tandem Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Option would be transferable under the Plan.

(c) Non-Tandem Stock Appreciation Rights.  Non-Tandem Stock Appreciation Rights may also be granted without reference to any Options granted under this Plan.

(d) Terms and Conditions of Non-Tandem Stock Appreciation Rights.  Non-Tandem Stock Appreciation Rights granted hereunder shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee, including, without limitation, Section 6(b) pursuant to which the Purchase Price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value per Share on the date the Stock Appreciation Right is granted, the post-termination exercise periods provided in Section 7 (unless otherwise provided in the Award Agreement) and the following:

(i) Term.  The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than 10 years after the date the right is granted.

(ii) Exercisability.  Non-Tandem Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant, including, without limitation, Section 7(b). If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(iii) Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under subsection (ii) above, Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award agreement, by giving written notice of exercise to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(iv) Payment.  Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Common Stock (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one share of Common Stock on the date the right is exercised over the Fair Market Value of one share of Common Stock on the date the right was awarded to the Participant.

(v) Non-Transferability.  No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e) Limited Stock Appreciation Rights.  The Committee may, in its sole discretion, grant Tandem and Non-Tandem Stock Appreciation Rights either as a general Stock Appreciation Right or as a Limited Stock Appreciation Right. Limited Stock Appreciation Rights may be exercised only upon the occurrence of a Change of Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter. Upon the exercise of Limited Stock Appreciation Rights, except as otherwise provided in an Award agreement, the Participant shall receive in cash and/or Common Stock, as determined by the Committee, an amount equal to the amount: (i) set forth in Section 8(b)(iv) with respect to Tandem Stock Appreciation Rights; or (ii) set forth in Section 8(d)(iv) with respect to Non-Tandem Stock Appreciation Rights.

(f) Repricings of Stock Appreciation Rights Prohibited.  Notwithstanding any other provision of the Plan to the contrary, an outstanding Stock Appreciation Right may not be modified to reduce the Purchase Price thereof nor may a new Stock Appreciation Right with a lower Purchase Price be substituted for a surrendered Stock Appreciation Right (other than adjustments or substitutions in accordance with Section 5(d) hereof), unless such action is approved by the stockholders of the Company.

9.	Awards and Terms of Restricted Stock

(a) Awards of Restricted Stock.  Restricted Stock may be issued to Key Employees or Consultants either alone or in addition to Options granted under the Plan. The Committee shall determine the eligible Participants to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to subsection (b) below), the time or times at which such Awards may be subject to forfeiture (if any), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals specified in Exhibit A hereto) or such other factors as the Committee may determine, in its sole discretion, including to comply with the requirements of Section 162(m) of the Code. Unless otherwise determined by the Committee, the Participant shall not be permitted to transfer shares of Restricted Stock awarded under this Plan during a period set by the Committee (if any) (the “Restriction Period”) commencing with the date of such Award, as set forth in the applicable Award Agreement.

(b) Objective Performance Goals, Formulae or Standards.  Notwithstanding the foregoing, if the award of Restricted Stock is intended to comply with the “performance based” compensation exception under Section 162(m)

of the Code and if the grant of such Award or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable number of shares of Restricted Stock to be granted or the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances. The Performance Goals are set forth in Exhibit A hereto.

(c) Awards and Certificates.  A Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(i) Purchase Price.  The purchase price of Restricted Stock shall be determined by the Committee, but shall not be less than as permitted under applicable law.

(ii) Acceptance.  Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the grant date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

(iii) Legend.  Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Henry Schein, Inc. (the “Company”) 1994 Stock Incentive Plan, as amended from time to time, and an Award Agreement entered into between the registered owner and the Company dated [insert date]. Copies of such Plan and Award Agreement are on file at the principal office of the Company.”

(iv) Custody.  The Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(v) Rights as Stockholder.  Except as provided in this subsection and subsection (iv) above and as otherwise determined by the Committee, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. Notwithstanding the foregoing, the payment of dividends shall be deferred until, and conditioned upon, the expiration of the applicable Restriction Period, unless the Committee, in its sole discretion, specifies otherwise at the time of the Award.

(vi) Lapse of Restrictions.  Subject to Sections 17 and 18, if and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law.

(vii) Termination.  Unless otherwise determined by the Committee at grant or thereafter, upon a Termination of Employment or Termination of Consultancy for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction shall be forfeited.

(d) Restricted Stock Units.  The Committee may grant an Award of Restricted Stock in the form of restricted stock units, which grant shall contain such terms and conditions as the Committee shall determine at grant or thereafter, subject to the terms of the Plan. A restricted stock unit is a unit of measurement equivalent to one Share, but with none of the attendant rights of a stockholder of a Share until shares of Common Stock are ultimately distributed in payment of the obligation.

10.	Nontransferability of Awards

(a) Except as provided in Section 10(b), no Award shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution, and during the lifetime of the Participant may be exercised only by the Participant or his or her guardian or legal representative. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any execution, attachment or similar process contrary to the provisions hereof, such Award shall immediately become null and void.

(b) Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a non-qualified Option that is not otherwise transferable pursuant to this Section is transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. Any Option so transferred may thereafter be transferred by the transferee to any other Family Member of the Participant, and may be exercised by any permitted transferee at such times and to such extent that such Option would have been exercisable by the Participant if no transfer had occurred.

11.	Rights as a Stockholder

A Participant (or a permitted transferee of an Option pursuant to Section 10(b)) shall have no rights as a stockholder with respect to any Shares covered by such Participant’s Award until such Participant (or a permitted transferee of an Option pursuant to Section 10(b)) shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided for in this Plan.

12.	Determinations

Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, HSI and its Subsidiaries, directors, officers and other employees of HSI and its Subsidiaries, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.

13.  Termination, Amendment and Modification

The Plan shall terminate at the close of business on March 26, 2017, unless terminated sooner as hereinafter provided, and no Award shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Awards which by their terms continue beyond the termination date of the Plan. At any time prior to March 27, 2017, the Board or the Committee may amend or terminate the Plan or suspend the Plan in whole or in part. Notwithstanding the foregoing, however, no such amendment may, without the approval of the stockholders of HSI, (i) increase the total number of Shares that may be issued under the Plan or that may be acquired upon exercise or vesting of Awards granted under the Plan (except by operation of Section 5(d)); (ii) increase the maximum individual Participant limitations for a fiscal year under Section 5(c) (except by operation of Section 5(d)); (iii) change the types of employees, consultants or other advisors eligible to be Participants under the Plan; (iv) effect any change that would require stockholder approval under Section 162(m) of the Code, including, without limitation, alter the Performance Goals for the Award of Restricted Stock or restricted stock units; (v) reduce the Purchase Price of any outstanding Awards (except pursuant to Section 5(d)); (vi) extend the maximum option period under Section 6(d); (vii) award any Stock Option or Stock Appreciation Right in replacement of a canceled Stock Option or Stock Appreciation Right with a higher exercise price; or (viii) effect any change that would require stockholder approval in order for the Plan to continue to comply, to the extent applicable to Incentive Stock Options, with the applicable provisions of Section 422 of the Code, or with respect to any Award, to make any other amendment that would require stockholder approval under NASD Rule 4350(i)(1)(A)

or other such rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

Nothing contained in this Section 13 shall be deemed to prevent the Board or the Committee from authorizing amendments of outstanding Awards, so long as all Awards outstanding at any one time shall not call for issuance of more Shares than the remaining number provided for under the Plan and so long as the provisions of any amended Awards would have been permissible under the Plan if such Award had been originally granted or issued as of the date of such amendment with such amended terms; provided, however, that no outstanding Option may be amended to reduce the Purchase Price specified therein or canceled in consideration for an award having a lower exercise price without the approval of the stockholders of HSI; provided further, however, that the foregoing proviso shall not be deemed to prohibit adjustments related to stock splits, stock dividends, mergers, recapitalizations or other changes in the capital structure or business of HSI pursuant to Section 5(d).

Notwithstanding anything to the contrary contained in this Section 13, no termination, amendment or modification of the Plan may, without the consent of the Participant or the transferee of such Participant’s Award, alter or impair the rights and obligations arising under any then outstanding Award.

14.	Non-Exclusivity

Subject to the express provisions contained in the HSI Agreement, neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of HSI for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting or issuance of stock options, Shares and/or other incentives otherwise than under the Plan, and such arrangements may be either generally applicable or limited in application.

15.	Use of Proceeds

The proceeds of the sale of Shares subject to Awards under the Plan are to be added to the general funds of HSI and used for its general corporate purposes as the Board shall determine.

16.	General Provisions

(a) Right to Terminate Employment or Consultancy.  Neither the adoption of the Plan nor the grant of Awards shall impose any obligations on the Company to continue the employment or engagement as a consultant of any Participant, nor shall it impose any obligation on the part of any Participant to remain in the employ of the Company, subject however to the provisions of any agreement between the Company and the Participant.

(b) Purchase for Investment.  If the Board determines that the law so requires, the holder of an Award granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to HSI a written statement, in form satisfactory to HSI, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant’s own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, satisfactory in form and substance to HSI, from counsel approved by HSI as to the availability of such exception.

(c) Trusts, etc.  Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Award thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between HSI and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by HSI in connection with the Plan shall continue to be part of the general funds of HSI, and no individual or entity other than HSI shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant’s executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from HSI pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of HSI.

(d) Notices.  Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

(e) Severability of Provisions.  If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

(f) Payment to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

(g) Headings and Captions.  The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

(h) Controlling Law.  The Plan shall be construed and enforced according to the laws of the State of New York.

(i) Section 409A of the Code.  To the extent applicable, the Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

(j) Participant Loans Prohibited.  Notwithstanding any other provision of the Plan to the contrary, no loans may be made to any Participant (whether on a recourse or non-recourse basis, or with or without interest) for the purpose of enabling a Participant to exercise any Option or Stock Appreciation Right or to otherwise pay any Purchase Price that may be due with respect to an Award.

17.	Issuance of Stock Certificates; Legends and Payment of Expenses

(a) Stock Certificates.  Upon any exercise of an Option and payment of the exercise price as provided in such Option, a certificate or certificates for the Shares as to which such Option has been exercised shall be issued by HSI in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

(b) Legends.  Certificates for Shares issued upon exercise or vesting of an Award shall bear such legend or legends as the Committee, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between HSI and the Participant with respect to such Shares.

(c) Payment of Expenses.  The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

18.	Listing of Shares and Related Matters

If at any time the Board shall determine in its sole discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the award or sale of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

19.	Withholding Taxes

Where a Participant or other person is entitled to receive Shares pursuant to the exercise or vesting of an Award (as applicable), HSI shall have the right to require the Participant or such other person to pay to HSI the amount of any taxes which HSI may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such Shares.

Upon the disposition of Shares acquired pursuant to the exercise of an Incentive Stock Option, HSI shall have the right to require the payment of the amount of any taxes which are required by law to be withheld with respect to such disposition.

Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any statutorily required withholding tax obligation by any of the following methods, or by a combination of such methods: (a) securing payment in cash or property in lieu of withholding; (b) authorizing HSI to withhold from the Shares otherwise payable to such Participant (1) one or more of such Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to HSI previously acquired Shares (none of which Shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

20.	Section 16(b) of the Act

All elections and transactions under the Plan by persons subject to Section 16 of the Act involving Shares are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

EXHIBIT A

PERFORMANCE GOALS

Performance Goals established for purposes of the grant and/or vesting of Restricted Stock intended to be “performance-based” under Section 162(m) of the Code shall be based on one or more of the following (“Performance Goals”): (i) the attainment of certain target levels of, or a specified increase in, enterprise value or value creation targets of the Company (or any subsidiary, division, other operational unit of the Company or administrative department); (ii) the attainment of certain target levels of, or a percentage increase in after-tax or pre-tax profits of the Company, including without limitation that attributable to continuing and/or other operations of the Company (or in either case a subsidiary, division, other operational unit or administrative department of the Company); (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (iv) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of certain target levels of, or a specified percentage increase in, earnings per share or earnings per share from continuing operations of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vi) the attainment of certain target levels of, or a specified percentage increase in, net sales, revenues, net income or earnings before income tax or other exclusions of the Company (or a subsidiary, division, other operational unit or administrative department of the Company); (vii) the attainment of certain target levels of, or a specified increase in, return on capital employed (including, without limitation, return on invested capital or return on committed capital of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (viii) the attainment of certain target levels of, or a specified percentage increase in, after-tax or pre-tax return on stockholder equity of the Company (or any subsidiary, division, other operational unit or administrative department of the Company); (ix) the attainment of certain target levels of, or a specified percentage increase in, market share; (x) the attainment of certain target levels in the fair market value of the shares of the Company’s Common Stock; (xi) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; (xii) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level of or increase in, all or a portion of controllable expenses or costs or other expenses or costs of the Company, subsidiary, parent, division, operational unit or administrative department; or (xiii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula.

In addition, such Performance Goals may be based upon the attainment of specified levels of Company (or subsidiary, division, other operational unit or administrative department of the Company) performance under one or more of the measures described above relative to the performance of other corporations. To the extent permitted under Section 162(m) of the Code, but only to the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the Performance Goals may be based or (ii) adjust, modify or amend the aforementioned business criteria.

:	VOTE BY INTERNET OR TELEPHONE QUICK***EASY***IMMEDIATE	(
HENRY SCHEIN, INC.
•	You can now vote your shares electronically through the Internet or the telephone anytime until 7:00 p.m. Eastern Daylight Time on May 14, 2007.
•	This eliminates the need to return the proxy card.
•	Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.
TO VOTE YOUR PROXY BY INTERNET
www.continentalstock.com
Have your proxy card in hand when you access the above web site. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.
TO VOTE YOUR PROXY BY TELEPHONE
1-866-894-0537
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares. (Telephone proxies are available for residents of the U.S. only.)
TO VOTE YOUR PROXY BY MAIL
Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.
PLEASE DO NOT RETURN THE CARD BELOW IF YOU VOTED
ELECTRONICALLY
▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

Please mark your votes like this ☒

1.	PROPOSAL TO ELECT THIRTEEN DIRECTORS FOR TERMS EXPIRING IN 2008.

(01) Stanley M. Bergman, (02) Gerald A. Benjamin, (03) James P. Breslawski, (04) Mark E. Mlotek, (05) Steven Paladino, (06) Barry J. Alperin, (07) Paul Brons, (08) Dr. Margaret A. Hamburg. (09) Donald J. Kabat, (10) Philip A. Laskawy, (11) Norman S. Matthews, (12) Marvin H. Schein and (13) Dr. Louis W. Sullivan.
FOR all nominees listed to the left (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left ☐	2. 3.
PROPOSAL TO AMEND AND RESTATE THE COMPANY’S 1994 STOCK INCENTIVE PLAN.

			PROPOSAL TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 29, 2007.	FOR ☐ FOR ☐	AGAINST ☐ AGAINST ☐	ABSTAIN ☐ ABSTAIN ☐
TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW:

COMPANY NUMBER:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature:	Signature:	Date:

Please sign above exactly as your name appears on this proxy. Where shares are held by joint tenants, both should sign. If signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If signing as a corporation, an authorized person should sign in full corporate name. If signing as a partnership, an authorized person should sign in full partnership name.

PLEASE SUBMIT YOUR PROXY TODAY!
SEE REVERSE SIDE
FOR THREE EASY WAYS TO SUBMIT YOUR PROXY.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY
HENRY SCHEIN, INC.
135 Duryea Road, Melville, New York 11747
This proxy is solicited on behalf of the Board of Directors
     The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, hereby appoints Stanley M. Bergman and Michael S. Ettinger as proxies, each with the power to act alone and with the power of substitution and revocation, to represent the undersigned and to vote, as designated on the other side, all shares of common stock of Henry Schein, Inc. (the “Company”) held of record by the undersigned on March 30, 2007, at the Annual Meeting of Stockholders to be held at 9:00 a.m. on Tuesday, May 15, 2007 at the Melville Marriott Long Island, 1350 Old Walt Whitman Road, Melville, New York and at any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy. The Board of Directors recommends a vote “FOR” the proposals listed on the reverse side.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 and 3.
     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
(Continued and to be signed on the reverse side.)
SEE REVERSE SIDE